UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

Filed by Registrant ⌧

Filed by a Party other than the Registrant ◻

Check the appropriate box:

◻ Preliminary Proxy Statement

◻ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

⌧ Definitive Proxy Statement

◻ Definitive Additional Materials

◻ Soliciting Material Pursuant to §240.14a-12

Bank of Marin Bancorp

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Notice of Annual Meeting of Shareholders

Bank of Marin Bancorp

Tuesday, May 14, 2024 – 6:00 p.m. Pacific Time

To Our Shareholders:

Notice is hereby given of the Annual Meeting of Shareholders of Bank of Marin Bancorp.  The meeting will be held at 6:00 p.m. on Tuesday, May 14, 2024 at the Buck Institute for Research on Aging, 8001 Redwood Boulevard, Novato, California.  A reception at the Buck Institute for Research on Aging will immediately follow the Annual Meeting.

At the Annual Meeting you will be asked:

1.
to elect twelve directors of Bank of Marin Bancorp to serve for the coming year and until their successors are duly elected and qualified,
2.
to vote, on an advisory basis, to approve the Company’s executive compensation for Named Executive Officers,
3.
to ratify the selection of independent auditor, and
4.
to act on such other business as may properly come before the meeting.

You are urged to read the accompanying Proxy Statement carefully.  It contains a detailed explanation of all matters on which you will be asked to vote.

Only shareholders of record as of the close of business on March 25, 2024 are entitled to receive notice of and to vote at this meeting.

Your vote is important to us.  Whether or not you expect to attend the Annual Meeting, please submit a proxy as soon as possible to instruct how your shares are to be voted at the Annual Meeting.  If you participate in and vote your shares at the Annual Meeting, your proxy will not be used.

If you would like to attend the Annual Meeting, you must pre-register at www.bankofmarin.com/annual meeting by May 7, 2024.  For questions, email events @bankofmarin.com.

Our bylaws provide that nominations for election to the board of directors of the Company may be made by the board of directors or by any shareholder of the Company’s stock entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the Company, must be made in writing and delivered or mailed to the Chairman of the Board or the Chief Executive Officer not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors. The notification of nomination should contain the following information to the extent known by the notifying shareholder: (a) name and address of the proposed nominee(s); (b) principal occupation of the proposed nominee(s); (c) total number of shares that will be voted for the proposed nominee(s); (d) name and residence address of the notifying shareholder; and (e) number of shares owned by the notifying shareholder. Nominations not made in accordance with this section may be disregarded by the Chairman of the meeting, and upon instruction, the Inspector of Election shall disregard all votes cast for each such nominee.

One copy of the Annual Report on Form 10-K and Proxy Statement is being delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. The Company will deliver promptly upon written or oral request a separate copy of the Annual Report and Proxy Statement to a shareholder at a shared address to which a single copy of the document was delivered. If a shareholder wishes to receive a separate copy or has received multiple copies at one address and would like to receive a single copy in the future, please contact Computershare Trust Company, N.A. by phone at (800) 368-5948 or by written request to Bank of Marin Bancorp c/o Computershare Trust Company, N.A., P.O. Box 43006, Providence, RI 02940-3006.  Overnight correspondence should be mailed to Bank of Marin Bancorp c/o Computershare, 150 Royall St., Suite 101, Canton MA 02021.  The shareholder website is www.computershare.com/investor.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

MEETING OF SHAREHOLDERS TO BE HELD ON MAY 14, 2024

Copies of the Annual Meeting Proxy Material, including the Proxy Statement and the Annual Report on Form 10- K, are also available at: www.edocumentview.com/BMRC.

By order of the Board of Directors,

Krissy Meyer

Secretary

April 9, 2024

PROXY STATEMENT OF
BANK OF MARIN BANCORP

Date and Time May 14, 2024 at 6:00 p.m. PT Place The Annual Meeting will be held at the Buck Institute for Research on Aging, 8001 Redwood Boulevard, Novato, California. Record Date March 25, 2024	PURPOSE OF MEETING The matters to be considered and voted upon at the meeting will be:
	1	The election of twelve directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

	2	An advisory vote to approve the Company’s executive compensation for Named Executive Officers.

	3	The ratification of the selection of independent auditor.

	4	Transacting such other business as may properly come before the meeting and any adjournments thereof

VOTING

Visit the website noted on your proxy card to vote online.	Use the toll-free telephone number on your proxy card to vote by telephone.	Sign, date, and return your proxy card in the enclosed envelope to vote by mail.
Internet Visit the website noted on your proxy card to vote online.	Telephone Use the toll-free telephone number on your proxy card to vote by telephone.	Vote by Mail Sign, date, and return your proxy card in the enclosed envelope to vote by mail.

These proxy materials are furnished in connection with the solicitation by the Board of Directors of Bank of Marin Bancorp (the “Company”), of proxies for use at the Annual Meeting of Shareholders of the Company to be held on Tuesday, May 14, 2024, at 6:00 p.m. at the Buck Institute for Research on Aging, Novato, California and at any adjournment thereof.  These proxy materials were first sent to shareholders on or about April 9, 2024.

Bank of Marin Bancorp 2024 Proxy Statement	1

GENERAL PROXY STATEMENT INFORMATION

Bank of Marin Bancorp, a corporation existing and organized under the laws of the State of California, is authorized to issue up to 30,000,000 shares of common stock and 5,000,000 shares of preferred stock. All of the outstanding shares are voting common shares and are entitled to vote at the Annual Meeting. Only those common shareholders of record as of March 25, 2024 (the “Record Date”) will be entitled to notice of, and to vote at, the meeting. On that date,16,297,287 shares of common stock were outstanding. The determination of shareholders entitled to vote at the meeting and the number of votes to which they are entitled was made on the basis of the Company’s records as of the Record Date.  The presence in person or by proxy (including internet and telephone voting) of a majority of the outstanding shares of stock entitled to vote at the Annual Meeting will constitute a quorum for the purpose of transacting business at the meeting. Abstentions, shares as to which voting authority has been withheld from any nominee and “broker non-votes” (as defined below), will be counted for purposes of determining the presence or absence of a quorum.

A broker or nominee holding shares for beneficial owners may vote on certain matters at the meeting pursuant to discretionary authority or instructions from the beneficial owners, but with respect to other matters for which the broker or nominee may not have received instructions from the beneficial owners and may not have discretionary voting power under the applicable rule of the New York Stock Exchange or other self-regulatory organizations to which the broker or nominee is a member, the shares held by the broker or nominee may not be voted. Such un-voted shares are called “broker non-votes.” The rules of the New York Stock Exchange and other self-regulatory organizations generally permit a broker or nominee, in the absence of instructions, to deliver a proxy to vote for routine items, such as the ratification of independent auditors. Consequently, shares held by a broker or nominee will constitute “broker non-votes” regarding non-routine items, such as the election of directors and the advisory vote on executive compensation.

If your shares of common stock are held in a brokerage account or by a bank, trustee or other nominee (i.e., your shares are held in “street name”), you will receive a Voting Instruction Form from that nominee.  You must provide voting instructions by completing the Voting Instruction Form and returning it to your broker, bank, trustee or other nominee for your shares to be voted.  We recommend that you instruct your broker, bank, trustee or other nominee to vote your shares on the Voting Instruction Form provided.  The proxy is revocable and will not affect your right to vote in person if you attend the 2024 Annual Meeting.

Anyone acting as proxy agent for a shareholder must present a proxy card that has been properly executed by the shareholder, which authorizes the agent to so act, and that is in form and substance satisfactory to the Inspector of Election and consistent with the Bylaws.

Revocability of Proxies

A proxy for use at the meeting is enclosed. Any shareholder who executes and delivers such proxy has the right to revoke it at any time before it is exercised by filing with the Corporate Secretary of the Company an instrument revoking it or by filing a duly executed proxy bearing a later date. In addition, the powers of the proxy holder will be revoked if the person executing the proxy is present at the meeting, revokes such proxy and elects to vote in person. Subject to such revocation, all shares represented by a properly executed proxy received in time for the meeting will be voted by the proxy holders in accordance with the instructions on the proxy.

IF NO INSTRUCTION IS SPECIFIED WITH REGARD TO A MATTER TO BE ACTED UPON, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED HEREIN, “FOR” THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION, AND “FOR” RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITOR.

Person Making the Solicitation

This solicitation of proxies is being made by the Board of Directors of the Company. The expense of preparing, assembling, printing, and mailing this proxy statement and the material used in the solicitation of proxies for the meeting will be borne by the Company. It is contemplated that proxies will be solicited principally through the use of the mail, but officers, directors, and employees of the Company and Bank of Marin may solicit proxies

2	Bank of Marin Bancorp 2024 Proxy Statement

General Proxy Statement Information

personally or by telephone, without receiving special compensation therefor.  Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses, and other custodians, nominees, and fiduciaries for their reasonable expense in forwarding these proxy materials to their principals.

Voting Rights

In connection with the election of directors, in accordance with California law, each shareholder entitled to vote may vote the shares owned by such shareholder as of the Record Date cumulatively if a shareholder present at the meeting has given notice at the meeting, prior to the voting, of his or her intention to vote cumulatively. If any shareholder has given such notice, then all shareholders entitled to vote for the election of directors may cumulate their votes for candidates properly nominated. Under cumulative voting, each share carries as many votes as the number of directors to be elected, and the shareholder may cast all of such votes for a single nominee or may distribute them in any manner among as many nominees as desired. In the election of directors, the twelve nominees receiving the highest number of votes will be elected.

On all other matters submitted to the vote of the shareholders, each shareholder is entitled to one vote for each share of common stock owned on the books of the Company as of the Record Date.

Bank of Marin Bancorp 2024 Proxy Statement	3

Proposal Number 1
Election of Directors

At the Annual Meeting twelve (12) directors of the Company are to be elected to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified. All of the nominees are currently members of the Board of Directors. The Bylaws of the Company provide for not fewer than nine (9) or more than seventeen (17) directors. By resolution, the Board of Directors will fix the number of directors at twelve (12).

✓ The Board recommends a vote FOR each nominee for Director

The persons named below are nominated by the Board of Directors and, unless the shareholder marks the proxy to withhold the vote, the enclosed proxy, if returned and not subsequently revoked, will be voted in favor of their election as directors. If for any reason any such nominee becomes unavailable for election, the proxy holders will vote for such substitute nominee as may be designated by the Board of Directors. The proxy holders reserve the right to cumulate votes for the election of directors and to cast all of such votes for any one or more of the nominees, to the exclusion of the others, and in such order of preference as the proxy holders may determine in their discretion if cumulative voting is involved as described above under “Voting Rights.”

The following table sets forth the names of the persons nominated by the Board of Directors for election as directors and certain additional information as of March 25, 2024, including biographical information, qualifications, business experience and directorships with other public companies of each nominee covering at least the last five years.

Nicolas C. Anderson
Director Age: 39 Director Since: 2021 Board Committees: Audit (Chair) Compensation Nominating and Governance

Background

Mr. Anderson was appointed to the Board in August 2021 following the acquisition of American River Bankshares, where he had served as a Director for three years.  He currently serves on the Nominating and Governance Committee and the Compensation Committee and in March 2024 began serving as chair of the Audit Committee.  Mr. Anderson is an “Audit Committee Financial Expert” as defined by the Securities and Exchange Commission.  He has also served on the Bank’s Asset/Liability and Wealth Management and Trust Services Committees.  Mr. Anderson serves as CEO of ArcherHall, a company that provides digital evidence and data management services to law firms.  At ArcherHall, he has led the transformation of the company from a legal photocopier to one of the largest independent digital forensics and e-discovery companies in the United States.  Mr. Anderson also serves on the board of directors of McGrath RentCorp (NASDAQ: MGRC).  He is involved in a variety of community-based organizations, including the California Innocence Project and the Sacramento Federal Judicial Library and Learning Center Foundation.  Mr. Anderson received an AB in Economics from Harvard University and an MBA with Distinction from Harvard Business School.  We believe Mr. Anderson’s strong educational background, financial and investment experience and his experience as a director at another financial institution well qualify him to serve on our Board.

4	Bank of Marin Bancorp 2024 Proxy Statement

Proposal Number 1: Election of Directors

Russell A. Colombo
Director Age: 71 Director Since: 2006

Background

Mr. Colombo served as President, CEO and Director from July 2006 through May 2021, at which point he relinquished the President role and continued in the role of CEO and Director.  Mr. Colombo retired from the Bank in October 2021 and is continuing to serve as Director.  He currently serves on the Bank’s Asset/Liability Committee and is a past member of the Executive Committee and the Bank’s Wealth Management and Trust Services Committee.  Mr. Colombo joined Bank of Marin in March 2004 as Executive Vice President and Branch Administrator and was appointed Executive Vice President and Chief Operating Officer in July 2005. As of July 1, 2006, he assumed the position of President and Chief Executive Officer. Mr. Colombo has over forty-six years of banking experience including positions as Senior Vice President and Group Manager of the San Francisco office of Comerica Bank and as Senior Vice President and Regional Manager during his nineteen-year career with Union Bank of California. He received a Bachelor of Science degree in Agricultural Economics & Business Management from University of California, Davis and a Master of Business Administration in Banking & Finance from Golden Gate University. Mr. Colombo is a Board member of California Bankers Association, past Chairman of Western Independent Bankers Association and former member of its Executive Committee. He also served on the Community Depository Institutions Advisory Council of the San Francisco Federal Reserve Bank from 2019 to 2021. Mr. Colombo was a Regent of Hanna Boys Center for fifteen years until leaving the Board in 2017 and is currently Chairman of the Citizens Oversight Committee of Sonoma-Marin Area Rail Transit (SMART). Based on his proven exemplary leadership of the Company throughout his tenure as President and CEO, and his extensive knowledge of the financial markets in which the Company serves, we believe Mr. Colombo is well qualified to serve on our Board.

Bank of Marin Bancorp 2024 Proxy Statement	5

Proposal Number 1: Election of Directors

Charles D. Fite
Director Age: 66 Director Since: 2021 Board Committees: Compensation Nominating and Governance

Background

Mr. Fite was appointed to the Board in August 2021 following the acquisition of American River Bankshares, where he had served as a Director for twenty-eight years and Chairman of the Board for twenty years.  He currently serves on the Compensation Committee, the Nominating and Governance Committee and the Bank’s Asset/Liability Committee and is a past member of the Executive Committee and the Bank’s Wealth Management and Trust Services Committee.  Mr. Fite is a third-generation real estate developer and was named President of Fite Development Company in 1980.  He is also a licensed real estate broker and a licensed contractor in California and Nevada.  Mr. Fite is the Immediate Past President of Sacramento’s Region Business Association, the region’s leading champion for economic growth and job creation, and he served as Chairman of the Commercial Builders Council of the Building Industry Association of Superior California.  Until its closure, he served as Chairman of the Board of American River Bankshares Foundation, which was committed to supporting organizations that created opportunity and provided physical and emotional well-being for the most vulnerable women and children in the Greater Sacramento, and Sonoma and Amador County regions.  Mr. Fite has also served as President or Chair of a number of non-profit organizations, including FamiliesFirst, the largest Foster Care agency in California and Sacramento Country Day School.  We believe Mr. Fite’s business acumen, leadership and knowledge of the commercial real estate market and his high level of understanding of the Board’s roles and responsibilities based on his service on another bank board well qualify him to serve on our Board.

Cigdem F. Gencer
Director Age: 56 Director Since: 2023 Board Committee: Audit

Background

Ms. Gencer joined the Board in October 2023. Ms. Gencer is a member of the Audit Committee and the Bank’s Wealth Management and Trust Services Committee. Ms. Gencer adds extensive leadership and financial services experience to the Board. Throughout her career, she has developed and executed transformative growth, expansion, and investment strategies for organizations, including international expansion efforts. For nearly two decades, Ms. Gencer served as executive vice president at a Fortune 500 financial institution where she served as head of international human resources, head of enterprise data strategy and analytics in the Chief Data Office, and chief financial officer, chief operating officer, and regional sales director for its Wealth Management division. Her experience also includes serving as a management consultant in the financial services sector and chief financial officer at Intrax, Inc. In 2021, Ms. Gencer pursued her passion of helping professionals and teams accelerate their success and founded Fazilet Consulting—an executive coaching and organizational consulting firm—in which she also serves as an executive coach. A resident of San Francisco, Ms. Gencer is the Board Chair of San Francisco-Marin Food Bank. She has served as a lecturer for the Women in Leadership Program in the College of Business and Economics at California State University, East Bay, as well as a leadership coach for the executive MBA students at her alma mater, The Wharton School of the University of Pennsylvania, where she earned an M.B.A. in International Strategic Management. She also earned her Bachelor of Arts in Economics at Harvard University. We believe that Ms. Gencer’s vast experience across a multitude of professional and business sectors, as well as her strong executive leadership skills, well qualify her to serve on our Board.

6	Bank of Marin Bancorp 2024 Proxy Statement

Proposal Number 1: Election of Directors

James C. Hale
Director Age: 72 Director Since: 2014 Board Committees: Audit Compensation Nominating and Governance

Background

Mr. Hale joined the Board in March 2014. He served as Chair of the Audit Committee and is a current Audit Committee member.  He also serves on the Compensation Committee and the Nominating and Governance Committee and is a past member of the Executive Committee and the Bank’s Wealth Management and Trust Services Committee.  Beginning in August 1998, Mr. Hale founded and served as general partner and CEO of FTV Capital and its predecessor firm, FTVentures, an investment firm specializing in venture capital and private equity investments in financial technology companies worldwide. Mr. Hale currently serves as Founding Partner and an Advisor to the firm. Before establishing FTV Capital, Mr. Hale was a Senior Managing Partner at BancAmerica Securities (formally Montgomery Securities), where he founded the financial services corporate finance practice. Mr. Hale today serves as a Board member of ACI Worldwide (NASDAQ: ACIW), a member of the board of Western and Southern Insurance Company, and a Board member and former Audit Committee Chair of Mitek Systems (NASDAQ: MITK). In recent years, Mr. Hale served as Chairman of the Board and Audit Committee Chair of Official Payments Holdings, Inc. (NASDAQ: OPAY), a public payments company. He previously served as director and Audit Committee Chair of ExlService Holdings, Inc. (NASDAQ: EXLS), a publicly traded business process outsourcing company; and director of the State Bank of India (California). Mr. Hale has also served on boards of several private technology companies. We believe that Mr. Hale’s forty years of management experience in the banking, payments, financial services and technology industries; his expertise and his experience as a corporate director and board chairman of other public financial services companies as well as his audit committee leadership well qualify him to serve on our Board.

Kevin R. Kennedy
Director Age: 57 Director Since: 2013 Board Committees: Audit Compensation

Background

Mr. Kennedy has been a director since November 2013 following the Company’s acquisition of NorCal Community Bancorp (“NorCal”) and Bank of Alameda. He is currently Chair of the Bank’s Asset/Liability Committee and serves as a member of the Audit Committee, the Compensation Committee and the Bank’s Wealth Management and Trust Services Committee.  Mr. Kennedy has worked in the financial services industry for over thirty years. In 2004, Mr. Kennedy founded Kevin Kennedy, LLC, a company engaged in financial planning and wealth management services, and he continues to be the owner and Managing Member of the company. He has also been the elected City Treasurer for the City of Alameda since 2000, now serving his ninth term. For many years, Mr. Kennedy wrote a column on financial matters for the Alameda Journal newspaper and hosted a business show on cable television. He received his Bachelor of Arts in Economics with a Minor in Statistics from University of California, Davis. He served on the Board of NorCal since 2009 and served as a member of the Loan, Audit, Compensation and Asset/Liability Committees. We believe that Mr. Kennedy’s strong business and financial experience, his high level of understanding of the Board’s roles and responsibilities based on his service on another bank board, and his extensive knowledge of the Alameda community, well qualify him to serve on our Board.

Bank of Marin Bancorp 2024 Proxy Statement	7

Proposal Number 1: Election of Directors

William H. McDevitt
Chairman of the Board Age: 71 Director Since: 2007 Board Committees: Audit Nominating and Governance

Background

Mr. McDevitt is Chairman of the Board of Bank of Marin and Bank of Marin Bancorp, having been appointed to the positions in May 2022.  Mr. McDevitt has been a Director since 2007 and served as Vice Chairman of the Board from 2015 to May 2022.  He is past Chair and current member of the Nominating and Governance Committee and the Audit Committee.  Mr. McDevitt has served as Chair of the Executive Committee and the Bank’s Asset/Liability Committee and is a former member of the Compensation Committee and the Bank’s Wealth Management and Trust Services Committee.  He is a Marin native and has been a resident of Petaluma since 1979. Mr. McDevitt began his career in the construction industry in 1971, and is currently a consultant to McDevitt Construction Partners, Inc. He is also general partner of McDevitt Enterprises, LP and president of Sausalito Hotel Corp (Inn Above Tide). Mr. McDevitt also invests in and manages commercial real estate in Marin & Sonoma Counties. In 1987, Mr. McDevitt became a founding director of Bank of Petaluma and held that position until the Bank was sold in 2000. Mr. McDevitt served on the Workforce Development Committee of North Coast Builders Exchange and is a past President. He has previously been active in the Petaluma Boys & Girls Club, Carousel Fund and the United Way Southern Sonoma. We believe that Mr. McDevitt’s strong business experience and relationships, his high level of understanding of the Board’s roles and responsibilities based on his service on another bank board, and his extensive knowledge of the Company’s market areas, well qualify him to serve on our Board.

Timothy D. Myers
President, CEO and Director Age: 53 Director Since: 2021

Background

Mr. Myers has been President, CEO and Director since November 1, 2021.  He is a past member of the Executive Committee and current member of the Bank’s Asset/Liability Committee and Wealth Management and Trust Services Committee since November 2021.  Mr. Myers joined Bank of Marin in April 2007 as Senior Vice President and Manager of the San Francisco Commercial Banking Office.  In 2013, Mr. Myers was named Senior Vice President and Commercial Banking Manager.  In March 2015, he assumed the role of Executive Vice President Commercial Banking and in June 2020 he was named Chief Operating Officer.  Mr. Myers was appointed President and Chief Operating Officer in May 2021, responsible for the management of Commercial Banking, Retail Banking, Centralized Operations and Technology, Wealth Management & Trust Services and Marketing.  Mr. Myers has over two decades of experience in finance and banking – spanning small business, middle market and corporate banking.  He began his banking career in 1998 and, prior to joining Bank of Marin, he served as a Vice President, Commercial Banking Officer for U.S. Bank, National Association and Comerica Bank.  Mr. Myers earned his Bachelor of Arts degree from Willamette University and a master’s degree in international policy studies from Middlebury Institute of International Studies at Monterey (formerly Monterey Institute of International Studies).  He also earned a graduate certificate from the Pacific Coast Banking School.  Mr. Myers currently serves on the Board of Side-by-Side, a San Francisco Bay Area nonprofit serving the behavioral and mental needs of vulnerable youth and their families.  He has also served as Chairman of the Board of Edgewood Center for Children and Families.  We believe Mr. Myers’ proven leadership role with the Company and his extensive experience in relationship banking and broad industry knowledge well qualify him to serve on our Board.

8	Bank of Marin Bancorp 2024 Proxy Statement

Proposal Number 1: Election of Directors

Sanjiv S. Sanghvi
Director Age: 60 Director Since: 2021 Board Committees: Nominating and Governance Compensation

Background

Mr. Sanghvi joined the Board in May 2021.  He currently serves on the Nominating and Governance Committee, the Compensation Committee and the Bank’s Asset/Liability Committee.  He is also a member of Gravity Water, a non-profit company that turns rain into safe drinking water for schools in need around the world.  After a 30-year career at Wells Fargo Bank, Mr. Sanghvi retired in 2019 as Executive Vice President and Regional Head of Commercial Banking. In that role he was responsible for the division that provided advisory services for bankers providing commercial real estate loans to commercial banking clients across Wells Fargo’s franchise. Throughout his career, he was also Head of Global Banking, President and CEO of Wells Fargo HSBC Trade Bank, Head of Marketing for Wholesale Banking and Head of Treasury Management product, where he was responsible for the treasury management integration of Wells Fargo and Norwest Bank’s merger. Mr. Sanghvi also served on the company’s Enterprise Diversity Council. He holds an MBA in Finance and Strategy from the University of Michigan, and a BS in Economics from the Wharton School, University of Pennsylvania. We believe that Mr. Sanghvi’s robust and distinguished banking experience and vast industry knowledge well qualify him to serve on our Board.

Joel Sklar, MD
Director Age: 74 Director Since: 1989 Board Committee: Compensation (Chair)

Background

Dr. Sklar is a founding Director of Bank of Marin and has served on the Board since its inception in 1989. He served as Chairman of the Board of Bank of Marin and Bank of Marin Bancorp from July 2007 through December 2013.  He is currently Chair of the Compensation Committee.  He has also served as Chair of the Audit, Executive and Nominating and Governance Committees. Dr. Sklar graduated cum laude with a Bachelor of Arts degree from Williams College in Williamstown, Massachusetts and received his medical degree from the University of California at San Diego. He trained in internal medicine at U.C. Medical Center in San Diego and in cardiology at the University of Colorado Health Sciences Center and went on to found Marin Hospitalist Medical Group and Marin Medical Practice Concepts. Dr. Sklar recently retired as Marin General Hospital’s Chief Medical Officer and from the practice of Cardiology with Cardiovascular Associates of Marin and San Francisco, of which he was managing partner for more than twenty years. He currently serves as an executive consultant at Marin Health Medical Center and as a director of the California Film Institute. We believe that Dr. Sklar’s high level of understanding of the Company and the Board’s roles and responsibilities developed during his long tenure on the Company’s Board of Directors as well as his extensive leadership experience in the Marin medical community well qualify him to serve on our Board.

Bank of Marin Bancorp 2024 Proxy Statement	9

Proposal Number 1: Election of Directors

Brian M. Sobel
Director Age: 69 Director Since: 2001 Board Committee: Nominating and Governance (Chair)

Background

Mr. Sobel has been a Director since 2001 and served as Chairman of the Board of Bank of Marin and Bank of Marin Bancorp from 2015 to May 2022.  He currently serves as Chair of the Nominating and Governance.  He is a past Chair of the Compensation and Executive Committees and has served on the Audit Committee and the Bank’s Asset/Liability Committee. Since 1987, Mr. Sobel has been the principal consultant of Sobel Communications of Petaluma, a media and governmental relations firm. Mr. Sobel spent ten years as a city council member in Petaluma and has served as chair of the Sonoma County Transportation Authority, president of a nonprofit housing group, corporate officer and trustee of the Cedars Foundation of Ross, and president of the Petaluma Area Chamber of Commerce. Educated at San Francisco State University, he has authored two books and an anthology and prior to 1987 worked for a major corporation as a writer, training consultant and video producer. Mr. Sobel also served as a board member of the Golden Gate Bridge, Highway and Transportation District for fourteen years and was a two-term governor’s appointee to the 4th Agricultural District Board of Directors. Mr. Sobel also provides political analysis for numerous media outlets, including KTVU FOX2, in the San Francisco Bay Area. We believe that Mr. Sobel’s media relations experience and his extensive knowledge of the Company’s market area, particularly Marin and Sonoma Counties, well qualify him to serve on our Board.

Secil Tabli Watson
Director Age: 52 Director Since: 2021 Board Committees: Audit Compensation Nominating and Governance

Background

Ms. Watson joined the Board in April 2021. She currently serves on the Nominating and Governance Committee, the Compensation Committee and the Audit Committee and is Chair of the Bank’s Wealth Management and Trust Services Committee.  She has a consulting practice where she advises Fortune 500 and growth companies on digital and product strategy.  Ms. Watson serves as independent board member at Everi Holdings (EVRI) and is a member of the audit, compensation and nominating committees.  Ms. Watson was an independent board member for McLaren Technology Acquisition Corp. (MLAIU) from 2021-2023, and for Landed Inc. from 2021-2023. She was a member of the Conservation Society of California and Oakland Zoo Board from 2014-2020, where her roles included vice chair and co-chair.  Formerly an Executive Vice President and Head of Digital Solutions for Business at Wells Fargo, Ms. Watson transformed the bank digitally and managed key enterprise channels for customers.  Her banking and financial technology expertise includes digital customer experience, innovations in payments and cyber-fraud, and digital transformation.  During her 18 years at Wells Fargo, Ms. Watson was Executive Advisor to the Women’s Team Member Network and a member of the Enterprise Diversity Council.  Ms. Watson is a lecturer on open banking and platforms and has won numerous awards for innovation in banking, including 2016 Digital Banker of the Year by American Banker.  Ms. Watson holds an MBA in Finance from the Wharton School, University of Pennsylvania, and a BA in Economics and Government/International Relations from Cornell University.  We believe that Ms. Watson’s 30 years of expertise in digital banking and innovation, along with her 28 years of business management and consulting experience in the Bay Area, well qualify her to serve on our Board.

10	Bank of Marin Bancorp 2024 Proxy Statement

Proposal Number 1: Election of Directors

Arrangements or Understandings Regarding Service as a Director

On May 10, 2021, the Company entered into an agreement (the “Kelly Trust Agreement”) with the Jon S. Kelly Administrative Trust and certain beneficiaries of the Kelly Trust (collectively, the “Kelly Trust Parties”), pursuant to which the Kelly Trust Parties agreed to withdraw their nomination notice, and the Company agreed to increase the size of the Board to twelve members and to appoint one new independent director (the “Kelly Trust Nominee”) effective May 10, 2021.  It was further agreed that the Kelly Trust Nominee would be Sanjiv Sanghvi, and the Company appointed him as a director effective May 10, 2021.  Mr. Sanghvi was also added as a member of the Nominating and Governance Committee and the Compensation Committee.  The Company reviewed Mr. Sanghvi through its customary director candidate review process, and determined he was qualified.  The Company also nominated Mr. Sanghvi for election at the Annual Meeting.

The Kelly Trust Agreement contains customary standstill provisions and voting commitments.  If during the standstill period the Kelly Trust Nominee becomes unavailable to serve as a director, the Kelly Trust Parties retain the right to identify a successor, who must be reasonably satisfactory to the Board of Directors.  The Kelly Trust Agreement is more fully described in the Company’s Current Report on Form 8-K filed with the SEC on May 11, 2021.

On March 31, 2022, the Company and the Kelly Trust Parties amended the Kelly Trust Agreement to extend its term by a year, confirm Mr. Sanghvi as the continuing Kelly Trust Nominee, appoint Mr. Sanghvi to the Bank of Marin Board of Directors, and additionally seat Mr. Sanghvi on the Bank of Marin Asset/Liability Committee, among other things.  This amendment is more fully described in the Company’s Current Report on Form 8-K filed with the SEC on April 1, 2022.  On April 25, 2023, the Kelly Trust Agreement was amended a second time (the “Second Amendment”) to extend its term for another year and to confirm Mr. Sanghvi as the Kelly Trust Nominee.  The Second Amendment is more fully described in the Company’s Current Report on Form 8-K filed with the SEC on April 26, 2023.

It is anticipated that the Kelly Trust Agreement will be extended for another year on substantially the same terms, including Mr. Sanghvi continuing as the Kelly Trust Nominee.

None of our other directors or nominees have any agreements or arrangements with any other person or entity in connection with the director’s or nominee’s candidacy or service on our Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” EACH OF THE DIRECTORS NOMINATED FOR RE-ELECTION

IN PROPOSAL ONE.

Bank of Marin Bancorp 2024 Proxy Statement	11

Director Compensation

The following table sets forth certain information regarding the compensation earned by or awarded to each non-employee director who served on the Board of Directors in 2023.

	Fees earned
	and paid in		Stock	Option
	Cash		Awards	Awards		All Other	Total
Name	($)(1)		($)(1)	($)(1)		Compensation	($)
Nicolas C. Anderson	43,007		42,968	—		—	85,975
Steven I. Barlow	38,680	(4)	6,812	6,824	(2)	—	52,317
Russell A. Colombo	43,007		42,968	—		—	85,975
Charles D. Fite	43,007		42,968	—		—	85,975
James C. Hale	49,493		22,500	20,482	(2)	—	92,475
Robert Heller	31,757	(3)	42,968	—		—	74,725
Kevin R. Kennedy	13,000	(3)	22,500	20,482	(2)	—	55,982
William H. McDevitt	65,493		22,500	20,482	(2)	—	108,475
Sanjiv S. Sanghvi	—	(3)	22,500	20,482	(2)	—	42,982
Joel Sklar, MD	48,257		42,968	—		—	91,225
Brian M. Sobel	48,257		42,968	—		—	91,225
Secil T. Watson	48,257		42,968	—		—	91,225
(1)	During 2023, each member serving on the Bancorp Board and the Company’s Bank Board, who is not also an officer or employee of the Company received an aggregate director fee of $85,975; paid approximately $42,988 in Company stock and/or non-qualified stock options to purchase Company stock, and approximately $42,988 in cash. Compensation for service for incumbent directors is paid semi-annually in arrears in July and January. For the service period July through December 2022, the equity component of the annual compensation was paid, at the election of the director, in 100% common stock, 100% non-qualified stock options to purchase common stock, or in a combination of 50% common stock and 50% non-qualified stock options. The stock-based compensation to each director was paid in Company common stock with a market value at the time of grant, with fractional shares being paid in cash. The non-qualified stock options were granted at fair market value at the time of grant with the number of shares covered by the option determined based on the Black-Scholes valuation method. Effective January 2023, the Board, in an effort to remain aligned with executive compensation, agreed to remove non-qualified stock options as a form of compensation and to adhere to the industry standards of delivering 50% of compensation in Company stock and 50% in cash. The Chairs of the Bank’s Wealth Management and Trust Services Committee and the Company’s Compensation Committee and Nominating and Governance Committee received an additional annual cash payment of $5,500. The Chairs of the Audit Committee and the Bank’s Asset/Liability Committee received an additional annual cash payment of $7,000. The Board approved an additional annual cash payment of $25,000 to the Chairman of the Board. The Compensation Committee has reviewed the additional cash payments paid to the Chairman of the Board and the committee chairs relative to the Company’s peer group, discussed further in the Compensation Discussion and Analysis. Upon this review, the Compensation Committee affirmed the annual cash payments for these services. The stock portion of the fees awarded were from the 2020 Director Stock Plan approved by shareholders at the 2020 Annual Meeting. The non-qualified stock options were awarded from the Bank of Marin 2017 Equity Plan. If a director retires from the Board before earned director compensation is paid, that individual receives payment in cash rather than in stock. A Director Deferred Fee Plan, which allows members of the Board of Directors to defer the cash portion of their director compensation, went into effect on January 1, 2021, and the first deferral of their fees was in July 2021.
(2)	Mr. Barlow, who retired in May 2023, elected to receive 772 non-qualified stock options, Mr. Hale elected to receive 2,317 non-qualified stock options, Mr. Kennedy elected to receive 2,317 non-qualified stock options, Mr. McDevitt elected to receive 2,317 non-qualified stock options, and Mr. Sanghvi elected to receive 2,317 non-qualified stock options. The stock options granted in January 2023 were fully vested and exercisable immediately. As of December 31, 2023, Mr. Hale had 29,395 exercisable shares, Mr. Kennedy had 16,286 exercisable shares, Mr. McDevitt had 23,117 exercisable shares, Mr. Heller had 7,278 exercisable shares, and Mr. Sanghvi had 5,432 exercisable shares. Mr. Colombo had 85,488 exercisable shares from awards granted during his employment with the Company.

12	Bank of Marin Bancorp 2024 Proxy Statement

Director Compensation

(3)	Mr. Kennedy elected to defer $36,493 of his cash compensation, Mr. Heller elected to defer $11,250 of his cash compensation, and Mr. Sanghvi elected to defer $42,993 of his cash compensation under the terms of the 2021 Director Deferred Fee Plan.
(4)	Mr. Barlow served on the Bank Board only from May 2022 through May 2023 when he retired from the Board. His director fee for service on the Bank Board was 2/3 the portion of the total retainer paid to those directors serving on both Boards.

Bank of Marin Bancorp 2024 Proxy Statement	13

CORPORATE GOVERNANCE

Director Independence

As of the Record Date (March 25, 2024), each of the persons nominated for election as a director, except for Russell A. Colombo (the former CEO of the Company) and Timothy D. Myers (the CEO of the Company) was “independent” within the meaning of Nasdaq’s listing rules.

Board Meetings and Committees

There were six (6) regular meetings and one (1) special meeting of the Board of Directors of the Company during 2023. Each director standing for re-election to the Board attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings held by all committees of the Board on which he/she served.

The Board of Directors is responsible for the overall affairs of the Company. To assist it in carrying out this responsibility, the Board has delegated certain authority to several Company committees, the duties of which and membership at March 25, 2024 were as follows:

Nominating
and
Name of Director	Compensation	Audit	Governance
Nicolas C. Anderson	●	Chair	●
Russell A. Colombo
Charles D. Fite	●		●
Cigdem F. Gencer		●
James C. Hale	●	●	●
Robert Heller	●	●
Kevin R. Kennedy	●
William H. McDevitt		●	●
Timothy D. Myers
Sanjiv S. Sanghvi	●		●
Joel Sklar, MD	Chair
Brian M. Sobel			Chair
Secil T. Watson	●	●	●

● = Committee Member

The Nominating and Governance Committee assists the Board in carrying out its duties and functions regarding corporate governance oversight and Board membership nominations.  Subject to the standards required by applicable Nasdaq listing rules, the Committee is composed of no less than a majority of independent directors of the Board.  The Committee will consider suggestions or recommendations for Board membership received from shareholders. Shareholders who wish to make such suggestions or recommendations should forward their written suggestions to the Chair of the Nominating and Governance Committee addressed to Bank of Marin Bancorp, Attn: Corporate Secretary, 504 Redwood Boulevard, Suite 100, Novato, CA  94947. Whether a person is recommended for Board membership by a shareholder or by a director of the Company, the standards and qualifications to be considered for Board membership include local community involvement, sound reputation, and business or educational experience that will be beneficial to the Company. The Committee also considers each candidate’s contribution to the diversity of the Board, including personal characteristics, education, experience and skills. The Committee carefully considers diversity when evaluating director candidates, and, in 2020, it recommended and the Board approved, a formal Board Diversity Policy, which is discussed more fully below.  All of the nominees approved by the Committee for election at the 2024 Annual Meeting were recommended by the Board.  The Committee met six (6) times in 2023.

The Compensation Committee, consisting solely of independent directors as defined in the Nasdaq listing rules and Section 10C of the Securities Exchange Act of 1934, has primary responsibility for ensuring that compensation and benefits policies and programs for executive officers and the Board of Directors comply with

14	Bank of Marin Bancorp 2024 Proxy Statement

Corporate Governance

applicable law and stock listing requirements, and are devised and maintained to provide and retain a high level of executive management and corporate governance competence.  The Committee met nine (9) times in 2023.

The Audit Committee, consisting solely of independent members as defined in the Nasdaq listing rules and Section 10A of the Securities Exchange Act of 1934, selects and recommends the appointment of independent auditors, reviews and approves professional services performed by the independent auditors and reviews the reports of their work together with regulatory agency examination reports. The Committee also reviews and approves the programs, work plan and reports of the Bank’s Audit Manager and internal auditor. Director James C. Hale, who served as Audit Committee Chair through February 2024, has been determined to be the Audit Committee Financial Expert.  Nicolas C. Anderson will succeed Mr. Hale as the Audit Committee Financial Expert beginning in March 2024. The Committee met ten (10) times in 2023.

The Compensation, Audit, and Nominating and Governance Committee charters are available on the Company’s website at www.bankofmarin.com under the “Investor Relations” tab.

Each current and nominated Board member is encouraged to attend the Annual Meeting of Shareholders. All members of the Board attended the 2023 Annual Meeting.

Indebtedness and Other Transactions with Directors and Executive Officers

In accordance with the Nominating and Governance Committee Charter, the Nominating and Governance Committee is responsible for reviewing and acting upon all related party transactions required to be disclosed by Item 404 of Regulation S-K for potential conflicts of interest.  Additionally, the Company’s Code of Ethical Conduct provides rules that restrict transactions with affiliated persons.

Prior to engaging in any related party transaction, a completed questionnaire describing the nature and structure of the transaction, along with any necessary supporting documentation, is submitted to the Nominating and Governance Committee. In determining whether to approve a related party transaction, the Nominating and Governance Committee will consider, among other things, the following:

●	Whether the terms of the transaction are fair to the Company;
●	Whether the transaction is material to the Company;
●	The importance of the related person to the transaction;
●	The role the related person has played in arranging the transaction;
●	The structure of the transaction; and,
●	The interests of all related persons in the transaction.

The Company will only enter into a related party transaction if the Nominating and Governance Committee determines that any interested director has abstained from voting on the matter and that the transaction is beneficial to the Company, and the terms of the transaction are fair to the Company.

The Company is not currently engaged in any related party transactions.

The Company’s subsidiary, Bank of Marin, has had and expects to have banking transactions in the ordinary course of business with some of the directors and executive officers of the Bank (and their associates), on substantially the same terms (including interest rates, collateral and repayment terms) as those prevailing at the time for comparable loans with persons not related to the Company. During 2023 no loan to any director or executive officer of the Company (or their associates) has involved more than normal risk of collectability or presented other unfavorable features. All loans to directors or executive officers would be subject to the limitations prescribed by California Financial Code Section 1360, et seq. and applicable federal law and regulations.

Board Leadership Structure

It is the role of the Nominating and Governance Committee to annually review, and when appropriate make recommendations to the Board of Directors concerning board composition, structure, and functions. The Board

Bank of Marin Bancorp 2024 Proxy Statement	15

Corporate Governance

has deemed it appropriate to have two separate individuals serve as Chairman of the Board and Chief Executive Officer. According to the Company’s bylaws, the Chairman of the Board shall preside at meetings of the Board of Directors and shareholders and exercise and perform such other powers and duties as may be from time to time assigned to him/her by the Board of Directors. The bylaws further provide that the President of the Company shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the Company. As the oversight responsibilities of the Board of Directors grows, the Board believes it is beneficial to have an independent Chairman with the sole job of leading the Board, while allowing the President to focus his efforts on the day-to-day management of the Company and the Bank. The Board does believe that it is important to have the President as a director.  The Company aims to foster an appropriate level of separation between these two distinct levels of leadership of the Company.  In addition to the Chairman, leadership is also provided through the respective chairs of the Board’s various committees.

Board’s Role in Risk Oversight

It is a fundamental part of the Board’s responsibility to understand the risks the Company faces and what steps management is taking to manage those risks. It is also important that the Board understands what level of risk is appropriate for the Company.  The Board fulfills its oversight responsibility with respect to compliance and operational risk, by working with the Company’s Compliance Manager to understand regulatory and legislative issues and the Company’s projects and systems.  While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on risk assessment and risk management as they relate to financial reporting, including appropriate guidelines and policies to govern the process, as well as the Company’s major financial reporting risks and the steps management has taken to monitor and control them, and the Committee receives an annual risk assessment report from the Company’s independent auditor  In setting compensation, the Compensation Committee strives to create incentives that do not encourage excessive risk-taking beyond the Company’s ability to effectively identify and manage risk. The Bank’s Asse/Liability Committee functions as a directors’ loan committee, oversees the Bank’s balance sheet, liquidity and capital management, as well as the management of credit, interest rate, and market risk within the context of the risk tolerance established by the Board of Directors, and receives monthly reports from the Chief Credit Officer and Chief Financial Officer. Additionally, on a quarterly basis, the Board of Directors and various committees (Compensation Committee, the Bank’s Wealth Management and Trust Services Committee and the Bank’s Asset Liability Management Committee) receive and review reports from the Company’s consolidated enterprise risk management program.  In general, that program is designed to ensure the adequacy of policies, procedures, tolerance levels, risk measurement systems, monitoring processes, management information systems and internal controls.  Board and committee review of quarterly reporting is an important component of the overall enterprise risk management system.  The Board of Directors is also provided physical and information security risk assessments by management on an annual basis.

16	Bank of Marin Bancorp 2024 Proxy Statement

Corporate Governance

Shareholder Outreach

Shareholder outreach and feedback is a critical component of our investor relations philosophy, and, in 2019 and beyond, we continue to maintain a regular dialogue with our shareholders. Throughout the year, we engaged in conversations and meetings, including sell-side conferences, non-deal road shows and in-person or telephonic one-on-one meetings with our shareholder base. In response to the 2018 say-on-pay advisory vote on executive compensation, the Compensation Committee, along with members of senior management initiated a targeted investor outreach program. The purpose of the program is to solicit feedback from shareholders who voted against the proposal and understand the factors that informed their vote.

In early 2024 we continued our outreach efforts by reaching out to twelve of our top institutional investors, representing 38.3% of our outstanding shares. We received one accepted invitation. During the month of March, we conducted a call with the respondent representing 3.76% of our outstanding shares.

As in prior years, topics covered in our outreach included, generally, executive compensation and board composition.  Various sections of this proxy statement detail those same topics.

Environmental, Social and Governance

Our Commitment to Environmental, Social and Governance Opportunities

At Bank of Marin Bancorp, we believe banking is about more than just conducting financial transactions.  It is about relationships.  To quote our founder, William P. Murray, Jr., we pledge to “do well by doing good.”

We aspire to have positive and meaningful impacts that benefit our employees, customers, shareholders, the environment and the communities we serve.

●	Our talented and experienced employees are our company’s greatest asset. We are focused on investing in their educational and professional development, as well as fostering a workplace environment that is engaging, motivating, inclusive and fulfilling.
●	We believe strong corporate governance is the foundation that upholds public trust in our company, and we are dedicated to conducting business in an ethical, transparent, safe and sound manner.
●	We place great value on community service and commit to being a good corporate citizen in the communities where we live and work.
●	We are mindful of our corporate footprint and have designed and implemented programs and practices to minimize our environmental impact.

Environmental Responsibility

Being good stewards of the environment is a responsibility we take seriously.  Following are efforts in which we engage that support environmental stewardship in our branches and offices:

●	We routinely use e-signing and file sharing technology to support transactional efficiencies and a paperless environment.
●	We use recycled paper for documents that must be printed, and we recycle ink cartridges.
●	We have video conferencing technologies that allow our employees to enjoy a hybrid or remote work schedule when possible.
●	Our computers, printers and copiers enter power saving mode when not in use and our IT department refurbishes or recycles e-waste.
●	Our kitchens and break room areas are equipped with reusable glassware, dinnerware and utensils, and our disposable coffee cups are biodegradable.
●	While most of our branches and offices are located in leased spaces, we consider energy efficiency opportunities when renovating our owned facilities and donating unwanted office furniture.

Bank of Marin Bancorp 2024 Proxy Statement	17

Corporate Governance

●	We have a majority all-hybrid vehicle fleet that our valet drivers use when delivering documents, packages and other items between our locations and to business establishments and private homes.

Our Team

At Bank of Marin Bancorp, our employees are our most important asset.  We are committed to maintaining an open and transparent culture that encourages collaboration and recognizes employees at all levels.

●	We offer a competitive total compensation package and a range of benefits and programs to meet the needs of our employees.
●	We solicit employee feedback on culture, management, career opportunities, compensation and benefits on an annual basis.
●	To further our engagement efforts, our President and CEO leads our Leadership Advisory Council, which is made up of twelve employees who are responsible for building trust and rapport with their colleagues to obtain honest feedback about areas of strength and opportunities for improvement within our organization.

Diversity, Equity and Inclusion

Bank of Marin offers a welcoming, friendly work environment and a caring attitude toward its employees. The Bank places great value on its employees, realizing its success as a community bank is largely due to an extraordinary staff. The Bank recognizes that each employee brings their own unique capabilities and characteristics to their work and values diversity at all levels. Nearly half of our executive leadership team (ELT) is racially or ethnically diverse and half of it is comprised of women leaders.

In 2020, we launched our Employee Voice Forum and invited all employees to participate in a voluntary survey and share their perspectives on the Bank’s commitment to racial equity, diversity and inclusion. Over the course of a year, a working group developed plans for specific initiatives that would support our four key focus areas for diversity, equity and inclusion, which include 1) communication, 2) community engagement, 3) recruiting and career development and 4) education and training. To move this important work forward, we named our first-ever DEI Officer in July 2021.  The DEI Officer reports to the Director of Human Resources and has an organization-wide responsibility to implement DEI initiatives, as well as to assist with the development of new initiatives.  We are committed to further sharpening our focus on DEI as these efforts enhance the company culture that we have already built together.

Strengthening Our Communities

At Bank of Marin Bancorp, we place great value on community service. We have been honored by The San Francisco Business Times as a “Top Corporate Philanthropist in the Bay Area” each year since 2003.  In 2024, Bank of Marin was named a “Top Corporate Giver” by the Sacramento Business Journal. Each year, Bank of Marin donates at least one percent of pre-tax profit to positively support local communities.  In 2023, Bank of Marin Bancorp donated $1.1 million to 379 nonprofits through grants, community sponsorships, and employee giving. Additionally, we offer 16 hours of paid employee volunteer time annually, and in 2023, our employees logged over 6,600 volunteer hours supporting causes most important to them.

Governance

At Bank of Marin Bancorp, we are dedicated to maintaining a high standard of corporate governance. We know strong corporate governance practices built on integrity, ethics and transparency strengthen accountability at all levels of our company and serve as the foundation that upholds public trust in our company.

Our Board members bring in-depth knowledge developed from experience in professional areas such as financial services, private equity, real estate, health care, fintech, construction, media, hospitality, and government relations. Our Board currently has thirteen members, eleven of whom are independent Directors and twelve of whom are non-executive. There are currently two female Directors on our Board. Our objective is to continue to encourage female leaders to join our Board.

18	Bank of Marin Bancorp 2024 Proxy Statement

Corporate Governance

Our Board understands that addressing ESG factors can support long-term value creation, foster risk resilience and unlock opportunities for growth. It also recognizes that strong corporate governance is vital to exceeding our shareholders’ expectations as related to ESG.

In 2020 the Nominating and Governance Committee developed, and the Board approved, a Board Diversity Policy with the aim of improving board member diversity. The policy sets out the approach to diversity of members of the Board of Directors of the Company and its subsidiaries and requires annual establishment of measurable objectives for improving diversity on the Board.  For 2024, the goal is to ensure that at least two Board members are female and at least two Board members are ethnically or racially diverse and that this is maintained going forward.  Additionally, the Board will continue to consider gender diversity when filling Board vacancies caused by the retirement of current Board members.

Board Diversity

Board Diversity Matrix (as of March 25, 2024)
Total Number of Directors: 13
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	11	0	0
Part II: Demographic Background
African American or Black	0	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	1	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White (non-Hispanic or Latinx)	2	10	0	0
Two or More Races or Ethnicities	1	1	0	0
LGBTQ+	0	0	0	0
Did not Disclose Demographic Background	0	0	0	0

Bank of Marin Bancorp 2024 Proxy Statement	19

EXECUTIVE COMPENSATION

Executive Officers

The Board has designated the following officers as executive officers of the Company and/or Bank of Marin:  President and Chief Executive Officer, Chief Financial Officer, Chief Credit Officer, Chief Information Officer, Head of Commercial Banking, Head of Growth and Strategy, Head of Retail Banking and Director of Human Resources. At March 25, 2024, the incumbents to those offices were: Timothy D. Myers, Tani Girton, Misako Stewart, Sathis Arasadi, David Bloom, Nicolette Sloan, Brandi Campbell and Robert Gotelli, respectively.  Following is information regarding the executive officers excluding Mr. Myers, who is a director nominee and whose information has been previously presented.

Tani Girton, 64

Tani Girton joined Bank of Marin in August 2013 as Executive Vice President and Chief Financial Officer responsible for Finance, Accounting, Treasury and Compliance. Ms. Girton’s 37-year career spans financial services across the banking, brokerage and thrift industries. Before joining Bank of Marin, she served as Executive Vice President and Treasurer for Bank of the West. Prior to that, Ms. Girton was Vice President of Treasury Capital Markets for Charles Schwab and a key member of the team that launched and expanded Schwab Bank. Ms. Girton earned a master’s degree in business administration from San Francisco State University where she also served as a finance lecturer for several years. Ms. Girton graduated from Lewis and Clark College with a bachelor’s degree in international affairs. She currently serves on the board of directors for GraceSigns.

Misako Stewart, 56

Misako Stewart joined Bank of Marin in 2013 as Senior Vice President, Commercial Banking Manager.  In 2018 she was named Senior Vice President, Senior Credit Manager within Commercial Banking before assuming the role of Chief Credit Officer in 2021.  Throughout her career, Ms. Stewart has held various roles in Commercial Banking, serving mid-sized businesses.  After graduating with a bachelor’s degree in business economics from UC Santa Barbara, Ms. Stewart was Vice President in Commercial Banking at Union Bank for seven years.  She then spent thirteen years at Comerica Bank as First Vice President in Commercial Banking and Credit Administration, supporting Commercial Banking and Technology and Life Sciences, before joining Bank of Marin.  Ms. Stewart has served on the Board of the Headland Center for the Arts, the Marin Swim League and has held various positions on nonprofit boards for schools in Mill Valley.

Sathis Arasadi, 52

Sathis Arasadi, Executive Vice President and Chief Information Officer, joined Bank of Marin in 2023.  In this role, Mr. Arasadi is responsible for Technology, Security, Facilities/Administrative Services, Fraud Analysis and Operations.  Mr. Arasadi’s career spans more than two decades in financial services, specializing in engineering and financial technology (fintech).  A mechanical engineer by trade, Mr. Arasadi became a software engineer and technology leader directing large-scale digital and technology transformations.  He previously served as senior vice president, technology and process improvement and chief information officer at a Bay Area-based community bank.  Mr. Arasadi earned his bachelor’s degree in mechanical engineering from Thiagarajar College of Engineering in Madurai, India.  Additionally, he holds various computer science specializations including programming, systems architecture, and data management.  An Easy Bay resident, Mr. Arasadi is a longtime volunteer at International Tamil Academy in San Ramon.  As part of pursuing his passion for languages, Mr. Arasadi taught Tamil for nearly a decade to school-aged children.

20	Bank of Marin Bancorp 2024 Proxy Statement

Executive Compensation

David Bloom, 63

David Bloom joined Bank of Marin in 2023 as Executive Vice President and Head of Commercial Banking.  In this role, Mr. Bloom leads the strategic direction, vision, growth, and performance of the Bank’s Commercial Banking division, including its eight regional offices located throughout Northern California and the specialty wine business. A commercial banking veteran with more than 25 years of experience, Mr. Bloom served as senior managing director of business banking in northern California and the Pacific Northwest for First Republic Bank. Prior to that role, he served as acting senior vice president and regional area manager for a national bank’s business banking group in San Francisco, San Mateo, and Marin counties. Bloom earned a certification from the Executive Development Program at The Wharton School of the University of Pennsylvania and holds a bachelor’s degree from University of San Francisco. A native San Franciscan and life-long Bay area resident, Bloom actively volunteers with Salesian Boys’ & Girls’ Clubs, San Francisco Recreation and Parks, and GLIDE—a social justice center dedicated to fighting systematic injustices and creating pathways out of poverty.

Nicolette Sloan, 46

Nikki Sloan joined Bank of Marin in May 2021 as Executive Vice President and Head of Commercial Banking.  In 2023 she was appointed Executive Vice President and Head of Growth and Strategy, leading Bank of Marin’s day-to-day execution of its strategic plan, including amplifying growth and enhancing capabilities in select, key divisions.  Before joining Bank of Marin, Ms. Sloan spent ten years with Wells Fargo Bank, most recently as Senior Vice President and Commercial Banking Leader in San Francisco.  In that role, she led a team of high-performing relationship managers delivering a suite of credit and treasury products.  Prior to that, she was Chief Operating Officer of Commercial Credit.  Across a career that has spanned two decades, Ms. Sloan has also held various commercial and business banking roles in both community banks and major financial institutions in Southern California, where she was instrumental in growing market share and revenues.  With a bachelor’s degree in organizational leadership from California Lutheran University, she is also a graduate and current Board Director of Pacific Coast Banking School.  Throughout her career, Ms. Sloan has been an active Rotarian and served on numerous nonprofit boards, including a community hospital and a domestic violence prevention agency.

Brandi Campbell, 55

Brandi Campbell joined Bank of Marin in 2019 as First Vice President, Regional Manager in Retail Banking. In this role she was responsible for the Bank’s retail offices in Napa, Sonoma and Alameda Counties, helping to build the Bank’s market share in these regions. In March 2020, she was named Senior Vice President, Retail Banking, overseeing the Bank’s retail division and in September 2022 she assumed the role of Executive Vice President and Head of Retail Banking. Prior to joining Bank of Marin, Ms. Campbell had been in the banking industry for twenty-eight years, the majority of which was spent as a senior leader in consumer banking and customer service at Bank of America. She is currently on the Board of Directors for the North Bay Children’s Center in Novato, CA and is a long-time supporter of local food banks, Habitat for Humanity and the Humane Society.

Bank of Marin Bancorp 2024 Proxy Statement	21

Executive Compensation

Robert Gotelli, 60

Robert Gotelli joined Bank of Marin’s Human Resources department in 2000 and held Employee Relations Manager and Human Resources Supervisor positions. In January 2008 he assumed the position of Senior Vice President, Director of Human Resources and in January 2019 he assumed the position of Executive Vice President, Director of Human Resources. Mr. Gotelli has responsibility for all aspects of human resources, which include benefits administration, executive compensation and employee relations, as well as organizational and leadership development. Prior to joining Bank of Marin, Mr. Gotelli had over twenty years of experience in the retail grocery business with various areas of responsibility, including serving as Director of Human Resources. Mr. Gotelli earned his Bachelor of Science degree in Business Administration from Sonoma State University and his master’s degree in human resources administration from Central Michigan University. He is a graduate of the Graduate School of Banking at the University of Wisconsin-Madison Human Resource Management School and holds the SPHR and SHRM-SCP human resources certifications. An active member of the Bay Area community, Mr. Gotelli has served on numerous local non-profit boards and banking industry organizations. Since 2003, he has been a member of the California Bankers Association (CBA) Compensation Survey Advisory Committee, and was named chairman in 2010. Mr. Gotelli is also a member of the Western Bankers Association Employee Benefit Plan Committee and the CBA’s Human Resources Legislative Advisory Committee.

22	Bank of Marin Bancorp 2024 Proxy Statement

Executive Compensation

Compensation Discussion and Analysis

This section addresses the compensation programs, philosophy and objectives, of the Bank of Marin Bancorp and its banking subsidiary, Bank of Marin (collectively in this section, the “Company”), including the process for making compensation decisions, the roles of the Board of Directors, the Compensation Committee (in this section, the “Committee”), and management in the design of such programs, and its 2023 executive compensation components. This section also addresses the factors most relevant to understanding the Company’s compensation programs and what they are designed to reward, including the essential elements of compensation, the reasons for determining payment of each element of compensation, and how each compensation element fits into the Company’s overall compensation objectives and affects decisions regarding other compensation elements.

Executive Summary

The Committee of the Board of Directors establishes and administers the compensation and benefit programs for Named Executive Officers, the persons identified in the Summary Compensation Table which follows. In addition, the Committee is responsible for administering other company-wide compensation and benefits plans for all employees. The Committee consists entirely of independent directors.  The Committee carefully considers the components of the executive compensation programs to attract and retain high quality Named Executive Officers and to incent the behavior of Named Executive Officers to create shareholder value and accomplish the Company’s strategic goals. The Committee engages independent consultants from time to time and considers the compensation programs of peer financial institutions to ensure that the Company’s compensation programs are competitive with market practices.

The Committee’s philosophy, practices and policies have been developed over a number of years and have not historically been subject to sweeping, material changes. At the 2023 annual meeting of shareholders, the Company included an advisory vote to approve executive compensation, providing shareholders with an opportunity to communicate their views on the Company’s executive compensation program. The Company’s executive compensation was approved by approximately 84% of the shares voted. The Committee considered the results of this vote in setting executive compensation for 2024 and concluded that the strong support of the Company’s compensation program indicates that shareholders generally concur with the Company’s alignment of compensation and performance.  At the 2023 Annual Meeting of Shareholders, the shareholders held, by majority vote, for a one-year frequency of the non-binding, advisory vote on executive compensation.  While the frequency vote was non-binding, the Board of Directors has made the decision to continue to include the advisory vote to approve executive compensation annually.

Shareholder outreach and feedback is a critical component of our investor relations philosophy, and, in 2023, we continued to maintain a regular dialogue with our shareholders.  Throughout the year, we engaged in conversations and meetings, including sell-side conferences, non-deal road shows and in-person or telephonic one-on-one meetings with our shareholder base.  For additional details on our shareholder outreach, please see the discussion, Shareholder Outreach, above.

Philosophy

The Company’s executive compensation programs are designed to attract and retain high quality officers that are critical to its long-term success. The Company’s Board of Directors and management believe that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals, which aligns Named Executive Officers’ interests with those of the shareholders by rewarding performance above established goals, with the ultimate goal of improving shareholder value without rewarding undue short-term risk-taking. This is achieved by utilizing a combination of short-term cash incentives, paid annually, and long-term equity incentives, which vest over a three-year period and include performance-based vesting metrics. The Committee engages independent national human resources consulting firms to periodically conduct a review of the Company’s total compensation programs. During these periodic reviews, each component of total compensation is compared against a regional peer group that is similar to the Company in asset size, geography and performance. (For details, see “Compensation Consultants” and “Peer Group Review” herein.)  In 2022, the Committee adopted a new peer group to be used in 2022 and 2023.  It is used in the charts below.  The 2022 peer group is made up of major exchange publicly traded banks in the Western states, including Hawaii, with total assets between $2 billion and $10 billion.

Bank of Marin Bancorp 2024 Proxy Statement	23

Executive Compensation

The Committee’s compensation philosophy is to target base salaries at or near the median (50th percentile) and to pay total compensation (including annual cash incentives, long-term equity incentives, and benefits) at the 50th percentile of the regional peer group, with variation based on individual experience and individual and Company performance. The Company believes paying total compensation between the 50th and 75th percentile for above-average performance is critical for attracting and retaining the qualified executives it needs to achieve its business objectives. Overall, compensation paid to Company executives is believed to be competitive with market practices.

Base compensation levels for Named Executive Officers are established based on market data and are adjusted based on individual performance and experience. Annual incentives, including performance-based bonuses and long-term equity awards, are based on both Company and/or individual performance objectives, which include asset and revenue growth targets, deposit growth targets, profitability targets, credit quality metrics, identification and execution of strategic opportunities, and core earnings performance.  It is the Committee’s desire to remove as much discretion as possible from the incentive-based compensation in favor of a metrics-based program.

Business Highlights

Source: S&P Global Financial as of March 8, 2024.

24	Bank of Marin Bancorp 2024 Proxy Statement

Executive Compensation

●	Strong credit quality remains a cornerstone of the Bank’s consistent performance, with non-performing assets under 0.21% and better than the peer median for eight of the past eleven years, ending 2023 at 0.21%.

Source: S&P Global Financial as of March 8, 2024

●	Return on assets (“ROA”) exceeded Peer Bank median returns in six of the last eleven years and was 0.49% in 2023 and 0.96% in 2013.

Source: S&P Global Financial as of March 8, 2024

Bank of Marin Bancorp 2024 Proxy Statement	25

Executive Compensation

As designed, our compensation program is instrumental in motivating and rewarding our executive officers for achieving financial performance which compares favorably with our peer banks.

Bank of Marin Financial Performance
Percentile Rank versus Peer Banks
100th
75th
50th
25th
Total Deposit Growth
Net Income Growth
Average ROAA
Average ROAE
Average Efficiency Ratio
NPA / Total Assets
2023
3-Year
5-Year
10-Year

Source: S&P Global Financial as of March 8, 2024

Source: S&P Global Financial as of March 8, 2024

Bank of Marin’s $1.44 billion of non-interest-bearing deposits represented 44% of total deposits as of December 31, 2023.

26	Bank of Marin Bancorp 2024 Proxy Statement

Executive Compensation

Compensation Best Practices
The Compensation Committee has implemented strong governance practices that reinforce our principles, support sound risk management and are shareholder-aligned:
✓	Assess Pay versus Performance. The Committee continually reviews the relationship between compensation and Company performance.
✓

Reasonable Compensation Targets. Base salaries are targeted at or near the median (50th percentile) while total compensation (including annual cash incentives, long-term equity incentives, and benefits) is designed to pay between the 50th and 75th percentiles of the regional peer group, for above target performance, with variation based on individual experience and performance

✓

Balanced Performance Measurement. To mitigate risk while driving performance the Committee approved an annual incentive plan based on multiple measures, including Net Income, Return on Assets, the Efficiency Ratio, Annual Loan Growth, Annual Deposit Growth, Pre-Tax Pre-Provision Earnings, Net Interest Margin, Non-Interest Expenses, credit quality, and individual performance.

✓	Clawback Provisions. The Committee has approved a clawback provision with respect to the annual incentive plan to allow for the recoupment of compensation under certain circumstances.
✓

Performance-Based Long-Term Incentives. The Committee set the proportion of Performance Restricted Stock to 50% of the total equity grant. Performance objectives for 2023 were performance relative to peers.

✓

Stock Ownership Guidelines. Our stock ownership requirements are rigorous: 3 times base salary for the CEO, 1 times base salary for other Named Executive Officers, and 2 times maximum annual retainer for Board members. All Named Executive Officers and Board members are in compliance with the guidelines.

✓	Use of an Independent Compensation Consultant Reporting to the Compensation Committee.
✓

No Hedging. The Company does not allow directors and Named Executive Officers to enter into short sales of common stock or similar transactions where potential gains are linked to a decline in the price of our stock. Recipients of equity awards also may not enter into any agreement that has the effect of transferring or exchanging any economic interest in an award for any other consideration.

✓

No Pledging. Directors and Named Executive Officers, as well as all officers of the Company, are prohibited from pledging Company securities as collateral for a loan or holding Company securities in a margin account.

✓	No Option Repricing Without Shareholder Approval.
✓	No Excise Tax Gross-Ups.

Process for Making Compensation Decisions

Role of the Chief Executive Officer

Shortly following the conclusion of each calendar year, the Company’s Chief Executive Officer (the “CEO”), assisted by the Director of Human Resources, conducts an annual performance evaluation process for all Named Executive Officers, other than for himself, as well as for other members of senior management who are not Named Executive Officers. As part of each annual performance evaluation, the CEO considers, among other key factors, i) the executive’s performance of job responsibilities and achievement of individual and/or departmental objectives and ii) management and leadership skills, such as effective communication, problem solving, business development and community involvement. In addition, the executive’s contributions to the Company’s overall financial goals are indirectly considered.  Based on this evaluation, the CEO determines, for each of the Named Executive Officers (other than himself), recommendations for salary adjustments, including merit increases, and annual performance-based bonus amounts to be made to the Committee for its approval.

Bank of Marin Bancorp 2024 Proxy Statement	27

Executive Compensation

The Named Executive Officer’s performance-based bonus is determined by the Company’s financial performance relative to that year’s financial performance goals and individual performance goals.

In addition, recommendations by the CEO and the Director of Human Resources for the grant of equity awards to Named Executive Officers under the Company’s equity compensation plan are submitted to the Committee for approval and are based on Named Executives Incentive Equity opportunity and the Company’s financial performance relative to that year’s financial performance goals.

Role of the Compensation Committee

The Committee periodically reviews the compensation levels of the Board of Directors. In its review, the Committee looks to ensure that the compensation is fair, reasonably competitive and commensurate to the responsibilities of both the individual directors as well as the Board in the aggregate.  Additionally, the Committee specifically takes into consideration the Directors’ adherence to the Company’s Director Stock Ownership Guidelines when reviewing compensation.

The Committee has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy. The Committee ensures that the total compensation paid to Named Executive Officers is fair, reasonable and competitive and that the types of compensation and benefits provided to the Named Executive Officers are similar to comparable executives within an established peer group. The Committee is also responsible for the review and approval of Company goals and objectives relevant to the compensation, including the incentive awards, of the Company’s CEO, to evaluate the performance of the CEO in light of the goals and objectives and to determine and approve the CEO’s compensation levels based on this evaluation. The Committee reviews compensation levels for the other Named Executive Officers, including the CEO’s recommendations on annual bonus and salary increases for Named Executive Officers and makes final determinations and approvals. Additionally, the Committee reviews and approves the grant of equity awards to assure that the Committee considers all elements of proposed compensation.

To achieve these goals and objectives, the Committee expects to maintain compensation plans that create an executive compensation program that is set at competitive levels of comparable public financial services institutions with comparable performance.  The Committee has followed certain fundamental objectives to ensure the effectiveness of the Company’s compensation strategy. These objectives include the following:

Internal and external fairness. The Committee recognizes the importance of perceived fairness both internally and externally of compensation practices. The Committee has evaluated the overall economic impact of the Company’s compensation practices and, when deemed necessary, has consulted with independent outside advisors in the evaluation of contractual obligations and compensation levels.

Performance-based incentives. The Company has established financial incentives for executives who meet certain objectives, which thereby assist the Company in meeting its long-term growth and financial goals.

Shareholder value and long-term incentives. The Committee believes that the long-term success of the Company and its ability to consistently increase shareholder value is dependent on its ability to attract and retain skilled executives. The Company’s compensation strategy encourages equity-based compensation to align the interests of management and shareholders.

Full disclosure. The Committee seeks to provide full disclosure to the members of the Board of Directors of the Company of the compensation practices and issues to ensure that all directors understand the implications of the Committee’s decisions.

The Committee has reviewed the compensation practices of peers and considered management’s individual efforts for the benefit of the Company and has reviewed various subjective measures in determining the adequacy and appropriateness of the compensation of Named Executive Officers. The Committee takes into account the performance of the Named Executive Officers and recognizes that the competition among financial institutions for attracting and retaining executives has become more intense in the past few years. The Committee takes such market considerations into account to ensure that the Company is providing appropriate long-term equity incentives to enable it to continue to attract new executives and to retain the ones it already

28	Bank of Marin Bancorp 2024 Proxy Statement

Executive Compensation

employs. General economic conditions and the past practice of the Company are also factors that are considered by the Committee.  Further, the Committee specifically takes into consideration:

●	Double-trigger Change in Control Severance Payments
●	Absence of any gross-ups in any of the incentive programs
●	Clawback Policy in our performance-based incentive plan
●	Executive Stock Ownership Guidelines

The Committee has established various processes to assist in ensuring that the Company’s compensation program is achieving its objectives. Among these are:

Assessment of Company Performance. In establishing total compensation ranges, the Committee uses company performance measures, including net income, asset growth, earnings per share, return on assets, asset quality, and efficiency ratio in two ways: to gauge generally the overall Company performance relative to peer companies and to gauge generally the overall Company performance against the Company’s own strategic objectives. These specific performance targets provide guidance for a view of general Company performance, which is then utilized as one element in determining overall compensation ranges.

Assessment of Individual Performance. Individual performance has a strong impact on the compensation of all employees, including the CEO and the other Named Executive Officers. For the Named Executive Officers, the Committee receives a performance assessment and compensation recommendation from the CEO, other than for himself, and also exercises its judgment based on the Board’s interactions with its Named Executive Officers. As with the CEO, the performance evaluation of these Named Executive Officers is based on his or her contribution to the Company’s performance, and other leadership accomplishments.

Total Compensation Review. The Committee reviews each Named Executive Officer’s base pay, bonus, and equity award compensation annually. In addition to these primary compensation elements, the Committee reviews the perquisites and other compensation and payments that would be required under various severance and change-in-control scenarios. Following the 2023 review, the Committee determined that these elements of compensation were reasonable in the aggregate.

Compensation Consultants

Pearl Meyer & Partners (“Pearl Meyer”), a large independent compensation consulting firm, was first engaged by the Committee in April 2012 to conduct a formal, comprehensive review of the Company’s executive and director compensation.  Pearl Meyer was also engaged in 2013, 2014, 2015, 2016, 2017, 2018, 2019, 2020, 2022 and 2023 to provide supplemental reviews and support for the Committee. After the Committee’s review of applicable rules for independence, the Committee determined that there are no known conflicts of interest between Pearl Meyer and its affiliates and the Company and its affiliates.  Pearl Meyer reports directly to the Committee and does not provide services to, or on behalf of, any other part of the Company’s business.

The major services provided by Pearl Meyer for 2022 and 2023 included: 1) review of the Company’s then current peer group, 2) recommendations to the Committee to refine the peer group based on the Company’s and peers’ size, 3) comprehensive review of the Company’s executive compensation programs, 4) comprehensive review of the Company’s non-employee director compensation program, and 5) review of the Company’s 2022 target total direct compensation levels provided to the Company’s Named Executive Officers and non-employee directors, as well as the Company’s financial performance relative to the selected peer group to make recommendations to the Committee. The analysis and review performed by Pearl Meyer in 2022 were used in 2023 in setting executive compensation programs.

During 2023, Pearl Meyer provided minor, additional consulting activities, including reviewing the Company’s performance relative to peers, incentive metrics and executive retirement plan options.

Bank of Marin Bancorp 2024 Proxy Statement	29

Executive Compensation

Peer Group Review and Market Study

When reviewing each compensation component for the Named Executive Officers, the Committee considers the compensation practices of specific peer companies whose asset size, geography and performance are comparable to the Company. As discussed above, the Committee first engaged Pearl Meyer in 2012 to review the Company’s peer group and make recommendations to the Committee.  In 2022, the Committee adopted an updated peer group to be used in 2022 and 2023.  The 2022 peer group is made up of major exchange publicly traded banks in the Western states, including Hawaii, with total assets between $2 billion and $10 billion.

Following is the specific peer group of twenty-one publicly traded financial institutions approved by the Committee for use in 2022 and 2023 (the “2022 Peer Banks”):

● BayCom Corp.	● Heritage Financial Corporation
● California BanCorp	● HomeStreet, Inc.
● Central Pacific Financial Corporation	● National Bank Holdings Corporation
● Central Valley Community Bancorp	● Northrim Bancorp, Inc.
● Coastal Financial Corporation	● PCB Bancorp
● Farmers & Merchants Bancorp	● Preferred Bank
● First Western Financial, Inc	● Sierra Bancorp
● FS Bancorp, Inc	● Southern California Bancorp
● Hanmi Financial Corporation	● TriCo Bancshares
● Heritage Commerce Corporation

The median assets at 2023 fiscal year end for the peer group was $3.74 billion as compared to Bank of Marin’s $3.80 billion.  Comparisons to the Peer Banks in this discussion are based on the 2022 Peer Banks.

The Committee evaluated executive compensation to like positions in the 2022 Peer Banks in setting 2023 compensation. Based on this evaluation and Pearl Meyer’s analysis of the Company’s compensation programs relative to the peer group, the Committee approved the following executive compensation structure:

●	Target executive base compensation near the 50th percentile of the peer group, as established in 2023, which reflects a minor de-emphasis on base compensation with more focus on incentive opportunity.
●	Maximum incentive opportunity in 2023 was placed at 200% of the target incentive for both short term and long-term incentives and 50% for threshold performance.

Executive Compensation Components

For the fiscal year ended December 31, 2023, the principal components of compensation for Named Executive Officers were i) base salary, ii) performance-based bonuses, iii) equity awards and iv) perquisites and other plans and benefits. The Company’s policies and practices for each of the principal compensation components are explained in the following paragraphs.

Base Salary

Base salary is established based on market data and is adjusted based on individual performance and experience.

Performance-Based Incentives

The Company provides annual cash incentive award opportunities for eligible employees, through the use of the Annual Individual Incentive Compensation Plan (the “Incentive Plan”). The Incentive Plan allows for

30	Bank of Marin Bancorp 2024 Proxy Statement

Executive Compensation

performance-based bonuses for Named Executive Officers that are based on the overall performance of the Company and on goals specific to the executive’s area of responsibility.  The following table shows the bonus potential expressed as a percentage of base salary that may be earned in the Incentive Plan under three scenarios: Threshold Performance, Target Performance and Maximum Performance, and then shows the relative split between Bankwide performance goals versus individual performance metrics by Named Executive Officer that must be met under the Incentive Plan.

Named Executive Officers Cash Incentive Opportunity:

Incentive Opportunity	Myers	Girton	Campbell	Sloan	Stewart
Threshold Performance	32.50%	20.00%	20.00%	20.00%	20.00%
Target Performance	65.00%	40.00%	40.00%	40.00%	40.00%
Maximum Performance	130.00%	80.00%	80.00%	80.00%	80.00%
Company Goals	75.00%	50.00%	50.00%	50.00%	50.00%
Company / Individual	25.00%	50.00%	50.00%	50.00%	50.00%

*Mr. Bloom was hired mid-year and received a guaranteed bonus for 2023.

Overall Company performance comprises at least 75% of the CEO’s and at least 50% of the other Named Executive Officers’ cash incentive potential, with the remaining percentage based on achievement of individual goals.

Based on the annual operating plan, the Committee approved five core metrics for each of the NEOs and each NEO was given a specific weighting for the five goals.  The Committee approved the continued use of Return on Assets, Annual Loan Growth and Annual Deposit Growth.  The Committee selected Pretax Pre-provision Net Income and Non-Interest Expense as replacements for Net Income and Efficiency Ratio to better align with the strategic priorities of the Bank. The plan also provides that for the Incentive Plan to be funded and “activated” for a Plan Year, the Company must achieve a threshold performance level calculated as a percentage of the Company’s budgeted net income.

Individual Named Executive Officer goals are either independent from the five Company metrics or may be used to give greater weighting to one of the five Company goals within the executive’s specific area of responsibility. The allocation between company goals and individual goals varies from year to year. For 2023 the weights of each metric as a percent of the total incentive compensation opportunity for the Named Executive Officers were:

Company Metrics	Myers	Girton	Campbell	Sloan	Stewart
Pre-tax Pre-provision Net Income	22.50%	15.00%	15.00%	15.00%	15.00%
Return on Assets	15.00%	10.00%	10.00%	10.00%	10.00%
Non-Interest Expense	7.50%	5.00%	5.00%	5.00%	5.00%
Annual Loan Growth	15.00%	10.00%	15.00%	25.00%	17.50%
Annual Deposit Growth	15.00%	10.00%	22.50%	10.00%	10.00%

Although the Committee recognized that the March 2023 bank failures, resulting liquidity challenges and rapidly rising interest rate environment were extraordinary circumstances that would have a meaningful impact on the Bank’s results, it determined that corporate goals would not be adjusted for the year, other than suspending the threshold Net Income gate goal.

The Committee also approved specific individual metrics which were either one of the five core metrics used to give greater weighting to one of the five Company goals within the executive’s specific area of responsibility, or independent from the five Company metrics.

As the year progressed, the Committee and management discussed whether the initial individual goals best reflected the strategic priorities of the Bank for the remainder of the year, given the regional banking crises that occurred in the first quarter of 2023, the historic rise in interest rates in a short period of time, and the commensurate concern associated with credit quality.  Management proposed and the Committee approved revised individual goals to encourage a rapid and effective response to the new environment.

Bank of Marin Bancorp 2024 Proxy Statement	31

Executive Compensation

The specific corporate goal for 2023 included the following:

Category	Weight	2023 Threshold	2023 Target	2023 Maximum	2023 Results (1)
YTD Pre-tax Pre-provision Net Income	30.00%	$56,766,000	$66,783,000	$76,800,000	$27,863,000
Return on Assets	20.00%	0.92%	1.15%	1.38%	0.48%
YTD Non-Interest Expense	10.00%	$(86,783)	$(78,894)	$(71,005)	$(79,887)
YTD Total Loan Growth	20.00%	$85,067,000	$106,334,000	$132,918,000	$(17,654,000)
YTD Total Deposit Growth	20.00%	$100,817,000	$126,021,000	$157,526,000	$(283,273,000)

2023 Performance Outcomes and Cash Bonuses Performance Based Incentives

The resulting corporate objectives impact on the annual incentives was as follows:

Bankwide Results	% Weight	Performance Results	Result as % of Target	Weighting
YTD Pre-tax Pre-provision Net Income	30.00%	below threshold	—	—
YTD Return on Assets	20.00%	below threshold	—	—
YTD Non-Interest Expense	10.00%	($ 79,887)	94%	9%
YTD Total Loan Growth	20.00%	below threshold	—	—
YTD Total Deposit Growth	20.00%	below threshold	—	—
	Overall Payout on Bankwide Results:			9%

The Committee also reviewed the individual performance objectives and achievement and determined the payout as a percentage of the individual component of the annual incentive for the NEOs averaged 73%.

Based on the results of the corporate and quantitative and qualitative individual metrics, 9.4% of the average target annual incentive was paid.  After determining the payouts under the annual incentive, the average total payout for the NEOs was 37.1% of the target annual incentive awards.

In line with the Company’s pay for performance philosophy, over the past five years the Committee has awarded the Named Executive Officers 97.15% of their target incentive, on average, which is consistent with the Company’s favorable performance relative to peers.  Further, the Committee has awarded the maximum incentive payout under the Plan in only one of the past thirteen years, reflecting the difficulty in achieving the maximum payout of incentives under our Incentive Plan. Incentive payouts are calculated based on the individual goal result and weight. This format allows for higher payouts for exceptional results in one or more categories even if there are low or below minimum results for one or more categories.

Clawback Provision for Performance-Based Incentives

The clawback provision provides that if financial results are significantly restated due to negligence, fraud or intentional misconduct, there may be recoupment of the amounts paid in excess of amounts otherwise earned.

Equity Awards

The purposes of equity awards are to allow executives to share in the growth and prosperity of the Company, to retain executives over the long term and to maintain competitive levels of total compensation.

At the 2017 annual meeting, by majority shareholder vote, the Bank of Marin Bancorp 2017 Equity Plan was adopted.  The 2017 Plan replaced the Company’s 2007 Equity Plan which expired in 2017.  The Board of Directors wanted to continue with the flexibility and material features of the 2007 Plan and, therefore, the terms and conditions of the 2017 Plan are substantially similar to the terms and conditions of the 2007 Plan.  In 2018, our shareholders approved the allocation of additional shares to the 2017 Equity Plan.

The 2017 Equity Plan allows the Company to offer multiple equity vehicles as incentives, including stock options, unrestricted stock, restricted stock, and stock appreciation rights.  Executives may be awarded a blend of equity awards. The Committee considers the attributes of each form of equity award when determining equity compensation; including the ability to align management with the long-term interests of shareholders, the immediate value versus appreciation opportunity of each form, as well as the tax consequences of each type of award.

32	Bank of Marin Bancorp 2024 Proxy Statement

Executive Compensation

Award levels are based upon market and the executive’s level of responsibility and influence on the performance of the Company. Executives are granted stock options and/or restricted stock annually, based on overall Company performance. The option exercise price is based on the fair market value on the effective date of the grant. Grants are approved at regularly scheduled Committee meetings.  Award agreements allow for accelerated vesting, and extended retention when plan participants meet eligible retirement criteria including minimum age and service and a minimum number of years in the plan.

In 2015 Performance Equity was added as a form of equity compensation. Performance shares were granted on March 1, 2015, March 1, 2016, March 1, 2017, March 1, 2018, March 1, 2019, March 2, 2020, March 1, 2021, March 1, 2022, and March 1, 2023 and cliff vest after three years based on achievement of established performance metrics relative to peers. Three-year performance metrics include earnings per share growth, efficiency ratio, return on assets, as well as loan quality metrics, to provide incentive for balanced growth and quality.

As previously outlined in last year’s proxy, the Committee historically targets a specific level of target long-term incentive as a percentage of base salary and a specific mix of long-term incentive award types in a given year.  The Performance Restricted Stock is then granted, generally in March of that year and is subject to achieving specific performance objectives over three fiscal years.  A targeted amount of ISOs and Restricted Stock is also determined from this formula, with the actual awards occurring in March of the following year based on the level of achievement as compared to annual Bank goals for the prior year.  The number of the ISOs and Restricted Stock actually granted can vary between awards, 50% of the targeted award for threshold, 100% at target, and 200% for maximum performance against the pre-determined goals.  For the ISOs and Restricted Stock granted in March 2023, the 2022 goals were achieved at 96.93%.  Please refer to pages 31-32 of the 2023 Proxy Statement.

For 2023, the Committee determined to grant a blend of 50% Performance Restricted Stock and 50% Restricted Stock, a change from the prior approach of 50% Performance Restricted Stock, 15% Stock Options, and 35% Restricted Stock. These changes reflect the Committee’s commitment to focusing on pay for performance, incentivizing executives to achieve superior financial results and create shareholder value, and providing sufficient retention incentives.

For 2023, Named Executive Officers were granted a blend of 50% Restricted Stock, and 50% Performance Restricted Stock.

Named Executive Target Equity Opportunity:

Incentive Opportunity	Myers	Girton	Campbell	Sloan	Stewart
Threshold	30.00%	15.00%	15.00%	15.00%	15.00%
Target	60.00%	30.00%	30.00%	30.00%	30.00%
Maximum	120.00%	60.00%	60.00%	60.00%	60.00%
(1)	Restricted share grants are awarded to executives based on achieving pre-determined annual Bank goals for the prior year approved by the Committee.

2023 Restricted Shares Metrics for 2023 Grant:

Category	Weight	2023 Threshold	2023 Target	2023 Maximum	2023 Results (1)
Net Income	35.00%	$40,694,000	$47,875,000	$55,056,000	$19,489,000
Return on Assets	35.00%	0.92%	1.15%	1.38%	0.48%
Efficiency Ratio	30.00%	$(59.58)%	$(54.16)%	$(48.74)%	$(74.04)%

In light of the extraordinary circumstances that had a meaningful impact on the Bank’s results during 2023 and management’s performance in adapting to the evolving circumstances, as well as the Committee’s decision to leave the corporate objectives of the annual incentive plan unchanged from the initial budgeted levels, the Committee determined to suspend the prior approach of determining the number of shares of Restricted Stock to be issued in March 2024 based on specific performance results for the year and instead to issue the Restricted Stock based on the target level and target mix of the long-term incentive award.  These awards were granted March 1, 2024.

Bank of Marin Bancorp 2024 Proxy Statement	33

Executive Compensation

For the 2023 performance equity award, all of the metrics are based on a comparison of relative performance to peers, based on the ending percentile ranking of the Company.  For 2023, each measure required at or above median performance to earn the target number of shares.  Achievement at maximum performance results in 200% of target shares earned for each metric after application of the metric weighting, and achievement at threshold performance results in 50% of target shares earned for each metric.

March 2023 Performance Share Metrics (three-year performance period 2023 through 2025, vesting in 2026):

Performance Shares Metrics	Weight	Threshold	Target	Maximum
Return on Average Assets - Percentile to Peers	25.00%	40th	50th	75th
Diluted EPS Growth Year over Year - Percentile to Peers	25.00%	40th	50th	75th
Efficiency Ratio - Percentile to Peers	15.00%	40th	50th	75th
Non-Performing Assets over Average Assets - Percentile to Peers	35.00%	40th	50th	75th

For the 2020 performance equity award, all of the metrics were based on a comparison of relative performance to peers, based on the ending percentile ranking of the Company.

The 2020 performance equity award vested in 2023 at 38.13% of Target.

The 2020 – 2022 performance period metrics were:

Performance Shares Metrics	Weight	Threshold	Target	Maximum
Return on Average Assets - Percentile to Peers	25.00%	40th	55th	75th
Diluted EPS Growth Year over Year - Percentile to Peers	25.00%	35th	50th	65th
Efficiency Ratio - Percentile to Peers	25.00%	55th	65th	75th
Texas Ratio - Percentile to Peers	12.50%	55th	65th	75th
Non-Performing Assets to Average Assets - Percentile to Peers	12.50%	55th	65th	75th

Perquisites and Other Plans and Benefits

Consistent with the Company’s compensation objectives, Named Executive Officers are provided perquisites and other benefits that management believes are reasonable and consistent with the Company’s overall compensation program and which keep the Company competitive in the marketplace. The Company periodically reviews the level of perquisites and other benefits provided to the Named Executive Officers for suitability with the program objectives.

The Company is competitive with market practices by providing medical, dental, vision and life insurance, a 401(k) employer matching contribution up to $5,000 annually, and an Employee Stock Purchase Plan (the “ESPP”). The Company also offers key management, including the Named Executive Officers, a monthly auto allowance that is based on position and his/her contact with clients.

Employee Stock Ownership Plan

The Company also provides an Employee Stock Ownership Plan (the “ESOP”). Annually, the Company may make discretionary contributions of shares of common stock to the ESOP.  The decision normally is based on the Company’s financial performance and condition. The purposes of the ESOP are to include all eligible employees in the ownership of the Company, to provide them with compensation that is free from current income tax and to accumulate benefits for retirement. Stock is awarded as a percentage of eligible cash compensation. Executives receive the same percentage as all other employees, up to the IRS limits.

Deferred Compensation Plan

The Company sponsors an unsecured, non-qualified plan known as the Deferred Compensation Plan, which allows Named Executive Officers and certain other highly compensated employees to defer all or a portion of their base salary and/or bonus.  Balances in the plan receive earnings, all of which are described in the “Nonqualified Deferred Compensation” table of this Proxy Statement.  Other than earnings accruals, all credits

34	Bank of Marin Bancorp 2024 Proxy Statement

Executive Compensation

to the Deferred Compensation Plan represent a Named Executive Officer’s compensation previously earned and deferred; the Company does not provide any matching or similar credits.  The plan was designed to allow Named Executive Officers to defer some of their current income to help them with tax planning, and to assist the Company in attracting and retaining top executives by providing retirement benefits that are competitive within the Company’s peer group.

Supplemental Executive Retirement Plan

The Company also sponsors the Bank of Marin Supplemental Executive Retirement Plan. This plan allows named executives with the title of Executive Vice President and above who contribute materially to the continued growth, development and future business success of the Company, to receive a supplemental income at retirement.  As this type of plan is commonly offered among the Company’s peers, the inclusion of this benefit enhances the Company’s compensation program allowing the Company to recruit, retain and reward key decision makers of the Company. See “Supplemental Retirement Plan for Named Executive Officers” herein for more information on this plan.

Change in Control Agreements

The Company provides Named Executive Officers and other senior officers with agreements that provide for certain specified benefits upon a change in control of the Company.  These agreements are very useful tools that help the Company retain its key employees, including the Named Executive Officers, by providing those executives some certainty in compensation in the event the Company were to be sold, and also helps to ensure that the Company will have the benefit of their services through the pendency of any merger.  Such agreements are particularly necessary in an industry such as ours, where there has been considerable consolidation over the last ten years. See “Potential Payments upon Termination or Change in Control” herein for detailed information about these agreements, including a description of payout amounts under a hypothetical change in control of the Company as of the last business day of 2023.

Compensation Risk Assessment

In determining the level of risk arising from the Company’s compensation policies and practices, a thorough review and risk assessment evaluation of the Company’s compensation plans for all employees, as well as the overall compensation philosophy was conducted. The Committee evaluated the form and mix of compensation, controls and process, and the Company’s business strategies. The Committee has concluded that the Company’s compensation arrangements do not encourage employees to take unnecessary and excessive risks.

Compensation Committee Interlocks and Insider Participation

At March 25, 2024, the Compensation Committee was comprised of Dr. Sklar (chair) Messrs. Anderson, Fite, Hale, Heller, Kennedy and Sanghvi, and Ms. Watson.  Each member of the committee is considered independent and none of the members are or have been officers of the Company, nor does any member have any relationship with the Company that would require disclosure under Item 404 of Regulations S-K concerning related party transactions.

Bank of Marin Bancorp 2024 Proxy Statement	35

Executive Compensation

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement.  Based on our Committee review of and the discussions with management with respect to the Compensation Discussion and Analysis, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Submitted by the Compensation Committee of the Board:

Joel Sklar, Chair

Nicolas C. Anderson

Charles D. Fite

James C. Hale

Robert Heller

Kevin R. Kennedy

Sanjiv S. Sanghvi

Secil Tabli Watson

36	Bank of Marin Bancorp 2024 Proxy Statement

Executive Compensation

Summary Compensation Table

The following table sets forth summary compensation information for the President and Chief Executive Officer, Chief Financial Officer and each of the other four most highly compensated Named Executive Officers as of the end of the last fiscal year.

Bonus amounts were earned in the year shown and paid in the first quarter of the following year.

				Option	Stock
		Salary	Bonus	Awards	Awards	Other	Total
Name	Year	($)	($)	($)(1)	($)(1)	($)(2)	($)
Timothy D. Myers	2023	558,752	109,401	—	272,031	189,624	1,129,808
President & CEO	2022	500,000	334,004	38,458	255,957	143,626	1,272,044
	2021	372,704	183,234	53,892	100,096	99,266	809,192
Tani Girton	2023	371,397	56,583	—	107,319	101,775	637,074
EVP & Chief Financial Officer	2022	346,714	156,835	26,112	160,009	104,621	794,291
	2021	309,257	127,390	43,287	78,495	124,166	682,595
David Bloom	2023	124,596	100,000	—	156,537	131,606	512,739
EVP & Head of Commercial Banking	2022	—	—	—	—	—	—
	2021	—	—	—	—	—	—
Brandi Campbell	2023	281,188	43,547	—	81,265	84,164	490,164
EVP & Head of Retail Banking	2022	262,500	112,539	14,198	96,815	60,285	546,338
	2021	224,145	108,021	25,996	41,709	28,319	428,190
Nicolette Sloan	2023	333,376	39,876	—	96,320	81,979	551,551
EVP & Head of Growth & Strategy	2022	319,770	130,998	15,943	114,562	83,485	664,758
	2021	188,812	100,000	63,951	89,838	66,287	508,888
Misako Stewart	2023	321,678	65,048	—	92,937	99,486	579,149
EVP & Chief Credit Officer	2022	308,550	142,918	9,920	100,899	98,784	661,071
	2021	234,898	139,245	19,627	20,176	23,877	437,823
(1)	The “Other” column includes perquisites and personal benefits, such as car allowances, provided to the Named Executive Officers. Each of the above Named Executive Officers received less than $11,000 of aggregate perquisites and personal benefits, except Mr. Myers who received an auto allowance of $14,400. The “Other” column also includes special bonuses, matching contributions to the 401(k) Plan, profit sharing contributions to the Employee Stock Ownership Plan, imputed income on life insurance paid by the Company, imputed income on long term care insurance paid by the Company, dividends paid on unvested restricted stock, interest paid on the Deferred Compensation Plan and the prorated account value increase attributable to the Supplemental Executive Retirement Plan. Of those, Mr. Myers received $5,000 of matching 401(k) contributions, $16,948 of profit-sharing contributions to the Employee Stock Ownership Plan, $68,731 of unvested restricted stock dividends, and $84,544 of the pro-rated account value increase attributable to the Supplemental Executive Retirement Plan. Ms. Girton received $5,000 of matching 401(k) contributions, $16,948 of profit-sharing contributions to the Employee Stock Ownership Plan, $12,274 of unvested restricted stock dividends, $15,228 of interest paid on the Deferred Compensation Plan, and $45,127 of the pro-rated account value increase attributable to the Supplemental Executive Retirement Plan.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we have calculated the pay ratio between Chief Executive Officer (“CEO”), Timothy D. Myers, and the median annual total compensation of our employees. The Company believes that the ratio of pay included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

As of December 31, 2023:

The median annual total compensation of all employees of our company (other than the CEO) was $104,099; and the annual total compensation of our CEO was $1,152,426, including non-discriminatory benefits.

Based on this information, for 2023 the ratio of the annual total compensation for our CEO to the median of the annual total compensation of our employees was 11 to 1.

Bank of Marin Bancorp 2024 Proxy Statement	37

Executive Compensation

Methodology

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Median Employee Identification and Compensation Calculation

For purposes of determining the compensation paid to the employees under consideration, we used earnings subject to Medicare tax as reported in Box 5, ‘‘Medicare wages and tips’’ on each employee’s 2023 Form W 2. This group includes full-time, part-time and temporary workers. We did annualize the compensation of anyone who was employed by us for only part of the year.

SEC rules permit determination of the median employee once every three years.  The median employee was determined in 2023.  December 31, 2023 was the date selected to identify the “median employee” because our employee base does not materially change at any point during the year.

Once we identified our median employee, we identified and calculated the elements of such employee’s compensation for 2023 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. The median employee’s total compensation for 2023 consisted of the following elements: base wages plus overtime, an annual cash incentive earned in 2023 and paid in February 2024, change in pension SERP value, contributions to the Employee Stock Ownership Plan and matching contributions into the 401(k) plan. We also include the value of any non-discriminatory benefit plans in the total compensation amount.

CEO Compensation Calculation

We then calculated our CEO’s annual total compensation using the same approach to determine the pay ratio shown above.

As stated earlier in this discussion, we believe compensation must be competitive to attract and retain essential talent, to reward high performance, and to be internally equitable. Our expected total compensation opportunities for our employees are specific to the role they hold at the Company and generally reflect market median pay levels for our broader base of employees and median pay levels of our peer group for our executives, with variations based on specific talent needs, experience, and other internal factors. We believe that actual total compensation should vary with the performance of the organization, such that outstanding performance results in above-market compensation.

The tax reform legislation passed in December 2017, generally referred to as The Tax Cuts and Jobs Act, substantially modifies Section 162(m) and, among other things, eliminates the “performance based” exception to the $1 million deduction limit with respect to taxable years beginning after December 31, 2017. Effective for the fiscal year beginning January 1, 2018, compensation paid to our Named Executive Officers (including our Chief Financial Officer), will be subject to the limitations on deductibility under Section 162(m), and we will not be able to deduct performance based compensation to our Named Executive Officers (including our Chief Financial Officer) who receive annual compensation in excess of $1 million.

We invest in our employees at all levels in the Company by rewarding performance that balances risk and reward, empowering professional growth and development, and by offering affordable benefits and programs that meet the diverse needs of our employees and their families.

38	Bank of Marin Bancorp 2024 Proxy Statement

Executive Compensation

Securities Authorized for Issuance under Equity Compensation Plans

The following table summarizes information as of December 31, 2023 with respect to equity compensation plans.  All plans have been approved by the shareholders.

	(A)		(B)	(C)
	Shares to be issued		Weighted average
	upon exercise of		exercise price of	Shares available for
	outstanding options		outstanding options	future issuance
Equity compensation plans approved by shareholders	303,777	(1)	33.22	999,843	(2)
(1)	Represents shares of common stock issuable upon exercise of outstanding options under the 2007 Equity Plan and the 2017 Equity Plan.
(2)	Represents shares of common stock available for future issuance under the 2017 Equity Plan, including both options and restricted stock awards, and the 2020 Director Stock Plan, excluding the shares in Column A.

The Bank of Marin 1999 Stock Option Plan (the “1999 Plan”) was adopted by the Board of Directors and approved by the Bank’s shareholders in 1999, and subsequently adopted by the Company in 2007 through its holding company reorganization. The 1999 Plan was replaced by the 2007 Equity Plan (the “2007 Plan”), which was adopted by the Board of Directors and approved by the shareholders in 2007. No options have been granted from the 1999 Plan since April 2007.  In 2017, the Board of Directors adopted and shareholders approved the 2017 Equity Plan (the “2017 Plan”), which replaced the 2007 Plan.  No options have been granted from the 2007 Plan since March 2017.

The following three tables set forth certain information regarding restricted stock awards and options granted under the 2007 and 2017 Plans to individuals who were Named Executive Officers of the Company at December 31, 2023.

Grants of Plan-Based Awards

				Option Awards:
		Stock Awards:		Securities	Exercise Price	Grant Date Fair
		Number of		Underlying	of Option	Value of Stock
		Shares of Stock		Options	Awards	and Option
Name	Grant Date	(#)		(#)	($)	Awards ($)(1)
Timothy D. Myers	03/01/2023	3,910		—	—	114,524
	03/01/2023	10,755	(2)	—	—	99,229
Tani Girton	03/01/2023	1,804		—	—	52,839
	03/01/2023	3,720	(2)	—	—	34,322
David Bloom	03/01/2023	8,425		—	—	246,768
Brandi Campbell	09/15/2023	1,366	(3)	—	—	25,380
	03/01/2023	2,817	(2)	—	—	25,991
Nicolette Sloan	03/01/2023	1,619		—	—	47,421
	03/01/2023	3,339	(2)	—	—	30,807
Misako Stewart	03/01/2023	1,562		—	—	45,751
	03/01/2023	3,222	(2)	—	—	29,727
(1)	The grant date fair value of the restricted stock awards granted on March 1, 2023 was $29.29, which was the intrinsic value, or stock price, on the grant date.
(2)	The performance-based restricted stock awards are granted at two times the target and are contingent upon the achievement of pre-established long-term performance goals.
(3)	The grant date fair value of the restricted stock award granted to Mr. Bloom on September 15, 2023 was $18.58, which was the intrinsic value, or stock price, on the grant date.

Bank of Marin Bancorp 2024 Proxy Statement	39

Executive Compensation

Outstanding Equity Awards at Fiscal Year End December 31, 2023

	Option Awards				Stock Awards
							Market
	Securities	Securities				Number	Value of
	Underlying	Underlying				of Shares	Shares of
	Exercisable	Unexercisable	Option	Option		of Stock	Stock Not
	Options	Options	Exercise	Expiration		Not Vested	Vested
Name	(#)	(#)(1)	Price ($)	Date	Grant Date	(#)(2)	($)(3)
Timothy D. Myers	1,300	—	22.94	4/01/2024	3/01/2021	3,141	69,165
	2,980	—	25.38	3/02/2025	3/01/2022	8,784	193,424
	5,380	—	24.83	3/01/2026	3/01/2023	14,665	322,923
	3,720	—	34.80	3/01/2027	—	—	—
	6,140	—	33.58	3/01/2028	—	—	—
	3,600	—	44.45	3/01/2029	—	—	—
	2,670	—	40.10	3/02/2030	—	—	—
	1,399	700	38.25	3/01/2031	—	—	—
	3,616	—	38.11	10/29/2031	—	—	—
	1,543	3,086	34.03	3/01/2032	—	—	—
Tani Girton	5,760	—	25.38	3/02/2025	3/01/2021	2,324	51,174
	5,900	—	24.83	3/01/2026	3/01/2022	4,882	107,502
	4,100	—	34.80	3/01/2027	3/01/2023	5,524	121,638
	6,600	—	33.58	3/01/2028	—	—	—
	3,960	—	44.45	3/01/2029	—	—	—
	2,970	—	40.10	3/02/2030	—	—	—
	3,407	622	38.25	3/01/2031	—	—	—
	2,730	—	38.11	10/29/2031	—	—	—
	1,047	2,096	34.03	3/01/2032	—	—	—
David Bloom	—	—	—		9/15/2023	8,425	185,519
Brandi Campbell	300	—	40.10	3/02/2030	3/01/2021	1,216	26,776
	617	309	38.25	3/01/2031	3/01/2022	2,889	63,616
	1,829	—	38.11	10/29/2031	3/01/2023	4,183	92,110
	569	1,140	34.03	3/01/2032	—	—	—
Nicolette Sloan	2,240	3,360	35.13	5/10/2031	5/10/2021	1,440	31,709
	1,737	—	38.11	10/29/2031	3/01/2022	3,903	85,944
	639	1,280	34.03	3/01/2032	3/01/2023	4,958	109,175
Misako Stewart	520	—	22.94	4/01/2024	3/01/2021	130	2,863
	820	—	25.38	3/02/2025	3/01/2022	3,577	78,766
	900	—	24.83	3/01/2026	3/01/2023	4,784	105,344
	640	—	34.80	3/01/2027	—	—	—
	740	—	33.58	3/01/2028	—	—	—
	620	—	44.45	3/01/2029	—	—	—
	610	—	40.10	3/02/2030	—	—	—
	265	133	38.25	3/01/2031	—	—	—
	1,676	—	38.11	10/29/2031	—	—	—
	398	796	34.03	3/01/2032	—	—	—
(1)	The stock option awards granted through 2014 vested 20% per year beginning on the first anniversary of the grant date. The stock option awards granted from 2015 through 2022 vest by approximately 33% on each anniversary of the grant date for three years.
(2)	The time-based restricted stock awards granted from 2015 through 2023 vest by approximately 33% on each anniversary of the grant date for three years. The performance-based restricted stock awards added in 2015 are contingent upon the achievement of pre-established long-term performance goals. Performance is measured over a three-year period and cliff vested. Further discussion regarding restricted stock awards can be found in the Equity Awards section in the Compensation Discussion and Analysis of this proxy statement.
(3)	The market value of the restricted stock awards that have not vested was determined by multiplying the closing market price of the Company’s Common stock on December 31, 2023 ($22.02) by the number of restricted shares.

40	Bank of Marin Bancorp 2024 Proxy Statement

Executive Compensation

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of
	Shares Acquired	Value Realized on	Number of
	on Exercise	Exercise	Shares Acquired	Value Realized
Name	(#)	($)(1)	on Vesting (#)	on Vesting ($)(2)
Timothy D. Myers	600	3,315	299	8,758
	—	—	666	19,507
	—	—	898	26,302
	—	—	257	7,892
	—	—	349	6,272
Tani Girton	—	—	265	7,762
	—	—	452	13,239
	—	—	678	19,586
	—	—	284	8,722
	—	—	384	6,900
David Bloom	—	—	—	—
Brandi Campbell	—	—	132	3,866
	—	—	246	7,205
	—	—	454	13,298
	—	—	67	2,058
Nicolette Sloan	—	—	276	8,084
	—	—	431	12,624
	—	—	480	6,902
Misako Stewart	—	—	129	3,778
	—	—	172	5,038
	—	—	416	12,185
	—	—	134	4,115
(1)	The value realized on exercise is the difference between the closing price of the Company’s Common Stock on the date of exercise and the exercise price of the options multiplied by the number of shares acquired on exercise.
(2)	The value realized on vesting is the closing price of the Company’s Common Stock on the date of vesting multiplied by the number of shares vested.

Supplemental Executive Retirement Plan

The Company has established a Supplemental Executive Retirement Plan (the “SERP” or the “Plan”) covering officers in business lines of the Company with the title of Executive Vice President and above. The SERP is an unsecured non-qualified defined benefit plan that is unfunded and has no plan assets. Under the Plan, the participant’s benefit payment is valued at 25% of his or her final salary. Most participants will be required to participate in the Plan for five years before vesting begins and after five years, the participant will vest ratably in the benefit over the remaining period until age 65.  The payout duration for eligible employees will be a minimum of five years and a maximum of fifteen years and each benefit contract is set up to provide one year of benefit payout per year of participation in the plan subject to the minimum and maximum durations.

See “Potential Payments upon Termination or Change of Control” herein for a description of the events that will result in payout of the benefit payment and the terms for each event under this Plan.

Bank of Marin Bancorp 2024 Proxy Statement	41

Executive Compensation

The following table shows the present value of the accumulated benefit payable to each of the Named Executive Officers that participate in the SERP as of December 31, 2023:

		Number of	Present
		Years of	Value of	Payments
		Credited	Accumulated	During Last Fiscal
		Service	Benefit	Year
Name	Plan Name	(#)	($)(1)	($)
Timothy D. Myers	Bank of Marin SERP	8	439,503	—
Tani Girton	Bank of Marin SERP	11	589,114	—
David Bloom	Bank of Marin SERP	—	—
Brandi Campbell	Bank of Marin SERP	2	75,845	—
Nicolette Sloan	Bank of Marin SERP	2	86,153	—
Misako Stewart	Bank of Marin SERP	2	130,104	—
(1)	The accumulated benefit obligation is determined by discounting the expected present value of the retirement payments at normal retirement age using a 5.82% discount rate, which is appropriate under generally accepted accounting principles.

Nonqualified Deferred Compensation for 2023

The Nonqualified Deferred Compensation Plan is intended for a select group of employees of the Company who are in the highest salary band.  Employees can defer up to 80% of their base salary and up to 100% of bonus compensation into the plan.  These are considered irrevocable elections and stay in place for the entire calendar year.  The Company does not make any employer contributions to this plan, and employees are always 100% vested in their contributions. Named Executive Officers also make an election for distributions from the plan at termination.

The following table sets forth the plan contributions and earnings during 2023 and the aggregate balances at December 31, 2023:

	Executive	Registrants	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals/	Balance at Last
Name	in Last FY ($)(1)	in Last FY ($)	Last FY ($)(1)	Distributions ($)	FYE ($)(2)
Timothy D. Myers	—	—	—	—	—
Tani Girton	65,000	—	15,228	—	239,873
David Bloom	—	—	—	—	—
Brandi Campbell	—	—	—	—	—
Nicolette Sloan	—	—	—	—	—
Misako Stewart	—	—	—	—	—
(1)	These amounts reflect a portion of each executive’s 2023 compensation, which is fully disclosed in the Summary Compensation Table of this proxy statement.
(2)	These amounts reflect a portion of each executive’s compensation previously reported in the Summary Compensation Table.

Potential Payments upon Termination or Change in Control

Set forth below is a description of the plans and agreements that could result in potential payments to Named Executive Officers in the case of their termination of employment and/or a change in control.

Employment Agreement and Termination without Cause

Mr. Myers’ employment agreement provides that upon a termination of his employment without cause, as severance he will be paid twelve months’ salary in effect at the date of termination, an amount equal to his pro rata bonus earned up to the date of the termination, plus eighteen months’ COBRA payments for health premiums and dental/vision premiums.  Assuming Mr. Myers was terminated without cause on December 31, 2023, his estimated severance payment would have been $947,530.

42	Bank of Marin Bancorp 2024 Proxy Statement

Executive Compensation

Change in Control Agreements

Each Named Executive Officer has signed a Change in Control Agreement.  The circumstances that would trigger payment(s) or the provision of other benefits, including perquisites and health care benefits under the Change in Control Agreement are: i) a Change in Control (defined in accordance with Section 409A of the Internal Revenue Code) followed by, ii) the occurrence within one year after the Change in Control of either termination of employment or a subsequent “Good Reason,” including:

Without the executive’s express written consent, an adverse change in executive’s position or title, the assignment to the executive of any duties or responsibilities inconsistent with the executive’s position or removal of the executive from or any failure to re-elect the executive to any of such positions;

●	A reduction of the executive’s base salary;
●	A 20% or greater reduction in non-salary benefits;
●	Failure of the Company to obtain the assumption of the Change in Control Agreement by any successor; or
●	Requirement by the Company that the executive be based anywhere other than within 40 miles of the Company’s current headquarters located in Novato, California.

Stock Options and Restricted Stock Awards

In the event of a change in control in which the Company is not the surviving corporation, unvested options and restricted stock awards immediately vest.

Supplemental Executive Retirement Plan

A participant whose employment terminates due to a change in control will be vested in 100% of the amount that the Company has accrued to that point to pay their retirement benefit. This accrued benefit will be paid out in a one-time payment.

Other Payments and Benefits

The Company shall pay to the executive as severance pay (and without regard to the provisions of any benefit plan) in a lump sum on the fifth day following the date of termination, the average salary of the executive for the last three full years of service multiplied by the executive’s Seniority Factor (CEO 2.25 times; EVP 1.50 times), the executive’s annual bonus for the previous year, and the executive’s health premiums under COBRA for eighteen months and Dental/Vision premiums under COBRA for twelve months.  All Change in Control Agreements contain a clause that limits payments to an executive to the lesser of (i) the payment provided for in the agreement, or (ii) the largest payment allowable without the imposition of an excise tax due to an “excess parachute payment” under Internal Revenue Code section 280(g).  Such clauses are commonly referred to as “280(g) cutback” clauses.

Estimated Total Benefits

The table below quantifies the estimated payments and benefits that would be provided to our Named Executive Officers in connection with the termination of his or her employment under the provisions of the Change in Control Agreements.

Bank of Marin Bancorp 2024 Proxy Statement	43

Executive Compensation

In all cases, the information assumes that the triggering event occurred on the last day of fiscal year 2023, and the price per share of the Company’s common stock is the closing market price as of that date (which was $22.02).

					Incremental	Incremental
					Market	Market
					Value of	Value of
				Value of	Accelerated	Accelerated	Total
	Value of	Value of	Value of	Supplemental	Restricted	Stock	Estimated
	Salary	Bonus	Benefits	Retirement	Stock	Option	Payments
	Component	Component	COBRA	Benefit	Awards	Awards	and Benefits
Named Executive	($)	($)	($)	($)	($)(1)	($)(2)	($)
Timothy D. Myers	721,354	109,401	51,445	439,503	585,512	—	1,907,215
Tani Girton	515,046	56,583	54,699	589,114	280,315	—	1,495,757
David Bloom	465,000	100,000	51,532	—	185,519	—	802,051
Brandi Campbell	384,948	43,547	12,996	75,845	182,502	—	699,838
Nicolette Sloan	487,681	39,876	54,699	86,153	226,828	—	895,237
Misako Stewart	433,743	65,048	65,048	130,104	186,972	—	880,915
(1)	Includes unvested restricted stock awards as of December 31, 2023.
(2)	Includes unvested, in-the-money stock option awards as of December 31, 2023.

Termination

Unvested options and restricted stock awards will be cancelled. Vested options may be exercised within ninety days of termination.  Deferred compensation account balances will be distributed six months after separation, following the executive’s distribution elections. A participant who has participated in the SERP for five or more years will receive the portion of his or her supplemental retirement benefit that is vested. The benefit payment will be paid monthly, commencing on the first day of the month following the normal retirement age of sixty-five and will be distributed subject to the minimum and maximum durations noted above. A participant who has participated in the SERP for less than five years will receive no retirement benefit under this Plan.

Retirement

Unvested options and restricted stock awards will be cancelled, unless it is a qualifying retirement and the relevant award was made after 2017.  In the event of a qualifying retirement for an award made after 2017, unvested options fully vest and all restrictions on restricted stock awards will lapse. Vested options may be exercised within ninety days of separation, unless it is a qualifying retirement and the relevant award was made after 2019.  In the event of a qualifying retirement for an award made after 2019, vested options may be exercised at any time before the expiration date of the award.  Deferred compensation account balances will be distributed six months after separation, following the executive’s distribution elections. The executive whose employment terminates after the normal retirement age of sixty-five will receive 100% of his or her supplemental retirement benefit, payable monthly. The annual benefit payment will be equal to 25% of his or her final salary and will be distributed subject to the minimum and maximum durations noted above.

Disability

Unvested options fully vest and all restrictions on restricted stock awards will lapse.  Vested options shall remain exercisable upon the earlier of (a) expiration of the twelve-month period commencing with the date of such cessation of employment status or (b) the expiration date of the option term. Deferred compensation account balances will be distributed six months after separation, following the executive’s distribution elections. The executive will receive 100% of the supplemental retirement benefit that the Company has accrued to that point. Payments will begin immediately and will be paid monthly for the same duration as the normal retirement benefit was to be paid.

Death

Unvested options fully vest and all restrictions on restricted stock awards will lapse in the event of death of an award recipient. Vested options shall remain exercisable until the earlier of (a) expiration of the twelve-month period measured from the date of the executive’s death or (b) the expiration date of the option term.  Deferred

44	Bank of Marin Bancorp 2024 Proxy Statement

Executive Compensation

compensation account balances will be distributed six months after the executive’s death, following the executive’s distribution elections.  Benefits of 1.5 times the executive’s salary (at the time of death) will be payable to the beneficiary of record. If the executive is employed by the Company at the time of his or her death, the beneficiary of the executive will be paid the value of the executive’s projected supplemental retirement account balance at the normal retirement age. The balance will be paid to the beneficiary in a one-time payment. The Company has an appropriate amount of life insurance in force on the life of each participant to properly fund for this contingency.

The Compensation Committee Sets the Terms and Conditions for Equity Awards

The Compensation Committee or the Board, as the case may be, may accelerate (i) the date on which any option award may be exercised or (ii) the date of termination of the restrictions applicable to a restricted stock award, if the Committee or the Board, as appropriate, determines that to do so will be in the best interests of the Company and the participants in the plan.

Employment Contracts

There are currently no employment contracts between the Company or the Bank and their executive officers except the Company and the Bank have an employment agreement with Timothy D. Myers, their President and Chief Executive Officer.  The agreement was for an initial two-year term commencing on November 1, 2021, but renews annually on November 1st of each year unless a party gives written notice to the other within certain time periods. The agreement established a base salary of $475,000 and allows for an increase annually.  For 2023, Mr. Myers’ annual base salary was $558,752.  While the agreement provides the potential to earn an annual incentive payment of up to sixty-five percent (65%), of the executive’s salary, the Compensation Committee has approved the potential to earn an annual incentive payment of up to 100% of the executive’s salary. The agreement also provides participation in the Company’s reimbursement policy and participation in the Company’s benefit plans that are available to senior executives and employees generally.  Additionally, the agreement provides for payment of an automobile allowance of $1,200 per month, and reimbursement for necessary air travel expenses for Mr. Myers’ spouse up to a maximum of $2,000 per year.  If the agreement were terminated without cause, Mr. Myers would receive severance pay equal to one year’s annual base salary in effect at the date of termination, an amount equal to his pro rata bonus earned up to the date of the termination, plus six months’ COBRA payments for health premiums and eighteen months’ COBRA payments for dental/vision premiums.

Employee Stock Ownership Plan and 401(k) Plan

An employee becomes a participant in the 401(k) Plan as of the first day of the quarter following the date on which he/she attains age eighteen and has completed three months of employment. A participant may elect to defer a portion of his/her salary, not to exceed limitations set by the IRS, into the plan. Distributions from the 401(k) Plan are not permitted before age 59 1/2 except in the event of death, disability, termination of employment or IRS permitted hardships. As determined by the Board of Directors, the Company may make discretionary matching contributions to the 401(k) Plan. In 2023 and 2022 the Company made matching contributions of $918 thousand and $1,019 thousand, respectively.

An employee becomes a participant in the Employee Stock Ownership Plan (“ESOP”) as of the first day of the quarter following the date on which he/she attains age eighteen and has completed three months of employment. A participant will have a non-forfeitable right to 100% of his/her ESOP account balance upon disability or upon his/her normal retirement date or completion of at least five years of service, whichever is later. Distributions from the plan are not permitted before age 59 1/2 except in the event of death, disability, termination of employment or IRS permitted diversification. The Company’s contributions of $1,546 thousand in 2023 and $1,359 thousand in 2022 were used to purchase shares of Company stock for the ESOP.

Incentive Bonus Plan

Bank of Marin has incentive bonus programs for the Bank’s executive officers, and for the non-executive officers and staff pursuant to the Bank of Marin Individual Incentive Plan (discussed elsewhere herein). Contributions by the Bank to both programs are based upon the Bank’s achievement of specified levels of financial performance as determined by the Board of Directors. In 2023 the Bank expensed $2,799 thousand for these programs and bonus payments were made in the first quarter of 2024.

Bank of Marin Bancorp 2024 Proxy Statement	45

Executive Compensation

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, presented below is the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company’s aligns executive compensation with the Company’s performance, refer to “Executive Compensation – Compensation Discussion and Analysis.”

Pay Versus Performance Table

						Value of Initial Fixed $100
						Investment Based On:

		Summary			Average
		Compensation	Compensation		Compensation		Peer Group TSR
		Table (SCT) Total	Actually	Average SCT	Actually Paid to		(S&P Regional		Return on
CEO	Year(1)	for CEO	Paid to CEO(2)	Total for NEOs(5)	NEOs(2,5)	BMRC TSR	Banks Index)(3)	Net Income	Assets(4)
Myers	2023	$1,129,808	$930,468	$564,484	$483,277	99.6	100.0	$19,895,000	0.49
Myers	2022	$1,272,044	1,324,463	666,614	681,568	79.5	110.5	46,586,044	1.08
Myers	2021	$809,192	$802,655	$547,188	$541,064	87.5	129.6	$33,228,231	0.94
Colombo	2021	$1,262,094	$1,166,115	547,188	541,064
Colombo	2020	$1,136,968	$817,940	$539,038	$463,236	78.6	92.7	$30,242,498	1.04

(1)	Mr. Colombo retired as CEO effective October 31, 2021. Mr. Myers was appointed CEO effective November 1, 2021. Therefore, we provide both incumbent comparisons in 2021.
(2)	Amounts represent compensation actually paid to our CEO and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as determined under SEC rules. Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows. Reconciliation of adjustments made to SCT to arrive at CAP for the CEO and average NEO:

	CEO
	2023 (Myers)	2022 (Myers)	2021 (Myers)	2021 (Colombo)	2020 (Colombo)
SCT	1,129,808	$1,272,044	$809,192	$1,262,094	$1,136,968
Equity awards reported in SCT	(272,031)	$(294,414)	$(153,988)	$(247,290)	$(237,771)
Pension amount reported in SCT	(84,544)	$(94,763)	$(59,356)	$(97,586)	$(94,664)
Pension value attributable to current years’ service	84,544	82,638	54,174	0	0
FV of equity granted in current year	160,698	$362,628	$124,745	$197,416	$226,175
Dividends paid on unvested shares and stock options (SOs)	23,728	$13,643	$7,183	$13,931	$14,033
Change in FV Equity	(111,735)	$(17,313)	$20,704	37,550	(226,801)
CAP	930,468	$1,324,463	$802,655	$1,166,115	$817,940

	Average NEO
	2023	2022	2021	2020
SCT	564,484	$666,614	$547,188	$539,038
Equity awards reported in SCT	(94,460)	$(134,615)	$(77,966)	$(86,260)
Pension amount reported in SCT	(53,024)	$(51,605)	$(44,699)	$(48,660)
Pension value attributable to current years’ service	49,217	44,768	35,101	35,892
FV of equity granted in current year	57,675	$161,832	$65,506	$74,960
Dividends paid on unvested shares and stock options (SOs)	9,129	6,443	3,517	6,338
Change in FV Equity	(49,744)	$(11,869)	$12,417	$(58,073)
CAP	483,277	$681,568	$541,064	$463,236

3)	Based on initial investment of $100 and a cumulative Total Shareholder Return of BMRC & S&P Regional Banks Select Industry Index.
4)	Return on Average Assets is the company selected measure.
5)	The following non-CEO NEOs are included in the average figures shown:

2023: Campbell, Girton, Sloan and Stewart

2022: Campbell, Girton, Sloan and Stewart

2021: Campbell, Girton, Stewart and Reizman

46	Bank of Marin Bancorp 2024 Proxy Statement

Executive Compensation

2020: Burke, Girton, Myers and Reizman

Pay Versus Performance Tabular List

We believe the following performance measures represent the most important financial performance measures used by us to link compensation actually paid to our NEOs for the fiscal year ended December 31, 2023:

Return on Average Assets

Efficiency Ratio

Total Loan Growth

Total Deposit Growth

Diluted EPS Growth

NPAs to Assets

For additional details regarding our most important financial performance measures, please see the discussion in the Compensation Discussion and Analysis (CD&A) section in this Proxy Statement.

Narrative Disclosure to Pay Versus Performance Table

The graphs below compare the compensation actually paid to our CEO and the average of the compensation actually paid to our remaining NEOs, with

●	The Company’s cumulative Total Stockholder Return (“TSR”) and the Peer Group’s cumulative TSR
●	The Company’s Net Income
●	The Company Selected Measure, which is Return on Average Assets

Bank of Marin Bancorp 2024 Proxy Statement	47

Executive Compensation

48	Bank of Marin Bancorp 2024 Proxy Statement

SECURITY OWNERSHIP AND REPORTING

Security Ownership of Certain Beneficial Owners and Management

As of December 31, 2023 and based upon filings with the Securities and Exchange Commission, BlackRock, Inc. reported holding 1,458,913 shares, which represented 9.07% of the Company’s shares then outstanding, and Vanguard Group, Inc. reported holding 836,026 shares, which represented 5.2% of the shares then outstanding.  The foregoing were the only two persons known to the Company to own beneficially more than 5% of the Company’s common stock.

The following table sets forth, as of March 25, 2024, the number of shares of the Company’s common stock which may be deemed to be beneficially owned by (i) each of the current directors, (ii) each Named Executive Officer as previously defined, and (iii) all directors and Named Executive Officers as a group, and the percentage of the outstanding common stock beneficially owned by such persons.

	Amount and Nature of Beneficial Ownership
	Sole Voting &		Shared Voting &		Option to acquire		Percent of
	Investment		Investment		within sixty days of		Common
Name and Address*	Power(1)		Power(1)		March 25, 2024	Total	Stock
Nicolas C. Anderson	8,253		—		—	8,253	0.05%
Russell A. Colombo	19,877	(2)	37,138	(3)	87,063	144,078	0.88%
Charles D. Fite	111,175		—		—	111,175	0.68%
Cigdem F. Gencer	513		—		—	513	0.00%
James C. Hale	13,695		—		29,395	43,090	0.26%
Robert Heller	—		18,673	(3)	7,278	25,951	0.16%
Kevin R. Kennedy	10,180	(4)	24,892	(3)	16,286	51,358	0.32%
William H. McDevitt	11,500	(5)	27,742	(6)	20,571	59,813	0.37%
Timothy D. Myers	71,548		13,256	(7)	34,591	119,395	0.73%
Sanjiv S. Sanghvi	4,108		—		5,432	9,540	0.06%
Joel Sklar, MD	—		121,260	(3)	—	121,260	0.74%
Brian M. Sobel	29,538		—		—	29,538	0.18%
Secil Tabli Watson	5,847		—		—	5,847	0.04%
David Bloom	10,677		—		—	10,677	0.07%
Brandi Campbell	16,401		1,423	(7)	4,194	22,018	0.14%
Tani Girton	66,806		5,254	(7)	35,939	107,999	0.66%
Nicolette Sloan	20,202		648	(7)	6,376	27,225	0.17%
Misako Stewart	21,149		5,017	(7)	7,720	33,886	0.21%
All directors and executive officers as a group (18 persons)							5.72%
*	The address of all persons listed is 504 Redwood Boulevard, Suite 100, Novato, CA 94947
(1)	In accordance with the anti-hedging and pledging provisions of the Company’s Insider Trading Policy, none of the shares held by the Directors and named executive officers listed above have been pledged.
(2)	Includes 13,692 shares held in IRA.
(3)	Shares held in a trust as to which the beneficial owner is co-trustee with shared voting and investment power.
(4)	Includes 10,080 shares held in Roth IRA and 100 shares in Simple IRA.
(5)	Shares held in IRA.
(6)	Shares held in community property as to which the beneficial owner is co-owner with shared voting and investment power.
(7)	Shares held in Employee Stock Ownership Plan.

Bank of Marin Bancorp 2024 Proxy Statement	49

Security Ownership And Reporting

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than 10% of the Company’s common stock to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of common stock of the Company. Directors, officers, and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based on a review of Forms 3 and 4 and amendments thereto filed with the SEC in 2023, Forms 5 and amendments thereto filed with the SEC in 2024, and representations from the reporting officer or director that no Form 5 is required, there were no delinquent Section 16(a) filings related to 2023 transactions.

50	Bank of Marin Bancorp 2024 Proxy Statement

Proposal Number 2
Advisory Vote to Approve Executive Compensation

The Company seeks a non-binding advisory vote from shareholders to approve the compensation of the Named Executive Officers, as described in detail under the Executive Compensation section of this proxy statement.

✓ The Board recommends a vote FOR this proposal

In 2023, the Company included an advisory vote to approve executive compensation, providing shareholders with an opportunity to communicate their views on the Company’s executive compensation program. The Company’s executive compensation was approved by approximately 84% of the shares voted. The Committee considered the results of this vote in setting executive compensation for 2024 and concluded that the strong support of the Company’s compensation program indicates that shareholders generally concur with the Company’s alignment of compensation and performance.  At the 2023 Annual Meeting of Shareholders the shareholders held, by majority vote, for a one-year frequency of the non-binding, advisory vote on executive compensation. While the frequency vote was non-binding, the Board of Directors has made the decision to include the advisory vote to approve executive compensation annually.

As discussed in the Compensation Discussion and Analysis, the Company’s Board of Directors and management believe that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals. The Company believes that this philosophy aligns the interests of executive officers with those of the shareholders by rewarding performance above established goals.

The Company’s compensation programs are designed to attract and retain high quality executive officers that are critical to long-term success. There are four components to the compensation of Named Executive Officers:

Base salary, which is established based on market data and adjusted on individual performance and experience.

Performance-based incentives, which are based on the overall performance of the Company and on individual goals specific to the executive’s area of responsibility.

Equity incentives, which allow the executives to share in the growth and prosperity of the Company.

Perquisites and other benefits that management believes are reasonable and consistent with the Company’s overall compensation program and will keep the Company competitive in the marketplace.

This proposal gives you as a shareholder of the Company the opportunity to make a non-binding advisory basis vote on the Company’s overall executive compensation of the Named Executive Officers as disclosed in this proxy statement. Accordingly, you may vote on the following resolution:

“RESOLVED, that the shareholders approve the compensation of the Company’s Named Executive Officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which includes the Compensation Discussion and Analysis, the compensation tables and related narrative discussion).”

The Board of Directors and the Compensation Committee value the opinions of shareholders and will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE EXECUTIVE OFFICER COMPENSATION AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS AND THE ACCOMPANYING COMPENSATION TABLES CONTAINED IN THE PROXY STATEMENT.

Bank of Marin Bancorp 2024 Proxy Statement	51

Proposal Number 3 Independent Auditor Appointment of Independent Auditor	✓ The Board recommends a vote FOR this proposal

Moss Adams LLP (“Moss Adams”) is currently serving as the Company’s independent registered public accounting firm.  After an extensive Request for Proposal process in 2022, the Audit Committee of the Board of Directors has selected Moss Adams to perform audit services for the Company and its subsidiary, Bank of Marin, for the year ending December 31, 2024.  This selection has been approved by unanimous resolution of the Board of Directors.

In accordance with our long-standing tradition, the shareholders are hereby asked to ratify the Audit Committee’s recommendation of the Company’s independent auditor, Moss Adams.  The approval of a majority of the shares represented at the Annual Meeting is required to ratify the selection of Moss Adams.  A Moss Adams representative will be available to answer questions at the Annual Meeting and will have an opportunity to make a statement if they desire to do so.

Moss Adams has served as the Company’s independent auditor since 2004.  There are no affiliations between the Company and Moss Adams, its partners, associates or employees other than those which pertain to the engagement of Moss Adams in the previous year as independent auditor for the Company and for certain permitted consulting services.

The audit reports on the financial statements of Bank of Marin Bancorp and subsidiary as of and for the fiscal years ended December 31, 2013 through 2023 were issued by Moss Adams and did not contain an adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope, or accounting principles.

The Audit Committee carefully considers the qualifications of the audit firm’s lead partner when approving his or her appointment to serve a five-year rotation with the Company.  Moss Adams has appointed Gabe Nachand to lead the audit engagement with the Company.

Independent Auditor Fees

Fees incurred for professional services provided by Moss Adams for 2023 and 2022 are shown in the following table.  The increase in audit fees is primarily related to the bank’s larger size for a full year.

($ in thousands)	2023	2022
Audit Fees(1)(2)	$695,000	$606,000
All Other Fees	$—	$—
Total Fees	$695,000	$673,428
(1)	Audit Fees are the aggregate fees billed for professional services in the fiscal year 2023 and 2022 by Moss Adams for the audit of the annual financial statements, review of the quarterly financial statements and work related to compliance with the Sarbanes-Oxley Act of 2002
(2)	2023 fees include amounts paid and estimated fees expected to be billed for the audit of the Company’s 2023 financial statements. 2022 fees reflect actual fees related to the 2022 audit.

The Audit Committee discussed these fees and services with the independent auditor and Company management and determined that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, Nasdaq and the American Institute of Certified Public Accountant.

52	Bank of Marin Bancorp 2024 Proxy Statement

Proposal Number 3: Independent Auditor

Pre-Approval of Independent Auditor Fees and Services

It is the policy of the Audit Committee that all engagements for audit, audit-related, tax, and other non- audit services provided by the independent auditor be pre-approved by the Audit Committee and cannot commence until such approval has been granted. The pre-approval includes a review of the services to be undertaken, consideration of potential for conflicts of interest, and the estimated fees. The services performed by Moss Adams for the 2023 audit engagement were pre-approved by the Audit Committee, in accordance with the Audit Committee’s procedures. In granting pre-approval requests for non-audit services, the Audit Committee considers whether the provision of non-audit services by Moss Adams is compatible with maintaining auditor independence.

Requests for pre-approval are discussed at regularly scheduled Audit Committee meetings. The authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chair of the Audit Committee. The Chair must inform the Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE INDEPENDENT AUDITOR.

Bank of Marin Bancorp 2024 Proxy Statement	53

AUDIT COMMITTEE REPORT

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) oversees the accounting and financial reporting processes of the Company, the audits of the Company’s financial statements, the qualifications of the public accounting firm engaged as the Company’s independent auditor and the performance of the Company’s internal and independent auditors. The Committee’s function is more fully described in the Board approved Audit Committee charter, available through the Company’s investor relations website at www.bankofmarin.com. The charter specifies the scope of the Committee’s responsibilities and the framework within which it carries out those responsibilities. The Committee reviews its charter every year, and any proposed changes are reviewed and approved by the full Board.

The Committee consists of no fewer than three (3) members of the Board, each of whom is independent under the Nasdaq listing standards, SEC rules and other regulations applicable to audit committees.

The Company’s Board has determined that all Committee members satisfy the financial literacy requirements in the Nasdaq listing standards and that the Committee has at least one “audit committee financial expert” as defined by the SEC rules. However, Committee members are not professional accountants or auditors, are not experts under the Securities Act of 1933 in these fields, and their functions are not intended to duplicate or to certify the activities of management and the independent audit firm. Members of the Committee are expected to participate in continuing education relating to the duties and requirements of audit committees. The Committee serves a Board-level oversight role in which it provides advice, counsel, and direction to management and to the auditors.

The Committee assembles information from a range of sources, including discussions with management, independent auditors, internal audit personnel, and the experience of the Committee’s members in business, financial, and accounting matters.

The Committee meets as needed but at least quarterly. There were ten (10) meetings in 2023 (five general meetings, four meetings to review financial report filings, and one joint meeting with the Bank’s Asset/Liability Committee to review a model validation report). The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. These meetings include, whenever appropriate, executive sessions in which the Committee meets separately with the independent auditors, internal audit personnel and management to determine if there are any concerns regarding the Company’s accounting or financial practices.

The Committee has the authority to engage its own outside advisors, including experts in particular areas of accounting, as it determines appropriate. These advisors are apart from counsel or advisors hired by management. The Company’s Internal Audit department reports directly to the Committee and is responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of the Company’s system of internal controls related to the reliability and integrity of its financial information and the safeguarding of its assets. In 2023 Moss Adams, the Company’s independent registered public accounting firm, was responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion on the effectiveness of the Company’s internal controls over financial reporting.

Moss Adams has provided the Committee with the written disclosures and management letter required by the Public Company Accounting Oversight Board (“PCAOB”) regarding the independent accountant’s communications with the Committee concerning independence, and the Committee has discussed with the audit firm and management the information provided regarding that independence. During this process nothing came to the attention of the Committee which suggested that Moss Adams is not independent; however, the Committee is not required (and does not certify) that the independent audit firm is independent under applicable rules.

The Committee meets with the independent auditor, Bank of Marin management and the Internal Audit Manager to review interim financial results before publication of quarterly earnings results. Discussions cover topics and events that may have a significant financial impact. The Committee also reviews and discusses with management steps taken to identify, monitor and control significant financial reporting risks.

54	Bank of Marin Bancorp 2024 Proxy Statement

Audit Committee Report

In accordance with law, the Committee has ultimate authority and responsibility for selecting, compensating, evaluating, and, when appropriate, replacing the Company’s independent audit firm. Although the Committee has the sole authority to appoint the independent audit firm, the Committee will continue its longstanding practice of recommending that the Board ask the shareholders to ratify the appointment of the independent accountants at the Annual Meeting.

The Committee annually reviews the independent Auditor performance.  In conducting these reviews, the Committee considers, among other factors:

●	Historical and recent performance of the audit, including the extent and quality of its communications with the Committee
●	Data relating to audit quality and performance, including recent PCAOB reports
●	The appropriateness of proposed fees, both on an absolute basis and as compared with its peer firms
●	Tenure as the Company’s independent auditor and its depth of understanding of the Company’s business, accounting policies and practices, including the potential effect on the financial statements of the major risks facing the Company and internal control over financial reporting
●	The independent auditor’s professional skepticism and objectivity, including perspectives brought through periodic required rotation of the lead audit partner, quality review partner and other engagement team partners, and
●	The advisability and potential impact of selecting a different independent public accounting firm

The Committee agenda for a given year includes reviewing Bank of Marin’s interim financial results, earnings and financial statements, internal controls over financial reporting, and all audit-related activities, including approval of the annual audit schedule, auditor reports and management responses to findings.  The Committee reviews and discusses with management and the independent auditor the Company’s major financial reporting risks and the steps that management has taken to monitor and control such risks.  The Committee also reviews and approves the engagement and funding for supplementary internal auditing services.

The Committee is responsible for establishing and monitoring procedures for the receipt, retention and disposition of complaints received by the Bank regarding accounting, financial reporting, internal accounting and financial controls, and auditing concerns (also known as the “Alert Line” policy and procedures). This responsibility includes ensuring that there is a means for the confidential submission by employees of the Company, or of third parties that provide services to the Company, of any concerns regarding potentially questionable accounting or auditing matters. The Committee is committed to ensuring that these submissions can be made anonymously while meeting all regulatory requirements.

The Committee has reviewed and discussed with management its assessment and report on the effectiveness of the Company’s internal controls over financial reporting as of December 31, 2023. The Committee also has reviewed and discussed with Moss Adams its review and report on the Company’s internal control over financial reporting.

The Committee has reviewed and discussed the audited financial statements for fiscal year 2023 with management and Moss Adams. Management represented to the Committee that the Company’s audited financial statements were prepared in accordance with U.S. generally accepted accounting principles, and Moss Adams represented that its presentations to the Committee included the matters required to be discussed with the independent registered public accounting firm by applicable PCAOB rules regarding “Communication with Audit Committees.” This review included a discussion with management of the quality and acceptability of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in the Company’s financial statements, including the disclosures related to critical accounting estimates.

Bank of Marin Bancorp 2024 Proxy Statement	55

Audit Committee Report

In reliance on these reviews and discussions, and the reports of Moss Adams, the Audit Committee has recommended to the Board, and the Board has approved the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Submitted by the Audit Committee of the Board of Directors as constituted on December 31, 2023:

James C. Hale, Chair

Nicolas C. Anderson

Robert Heller

Kevin R. Kennedy

Secil Tabli Watson

56	Bank of Marin Bancorp 2024 Proxy Statement

OTHER MATTERS

If any other matters come before the meeting, not referred to in the enclosed proxy, including matters incident to the conduct of the meeting, the proxy holders will vote the shares represented by the proxies in accordance with their best judgment. Management is not aware of any other business to come before the meeting, and as of the date of the preparation of this proxy statement, no shareholder has submitted to management any proposal to be acted upon at the meeting.

Shareholder Proposals and Director Nominations

If a shareholder intends to present any proposal for consideration at the 2025 Annual Meeting of Shareholders and wishes for that proposal to be included in the proxy and proxy statement to be prepared by the Company, the proposal must be received by the Company at its corporate office not later than December 9, 2024.

Any shareholder who is entitled to vote for the election of directors may nominate directors for consideration at an annual meeting if the shareholder and nominee(s) satisfy the requirements specified in our bylaws and notice is received between not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors.

Shareholder Communication

Any shareholder may communicate directly to Board members, or to any individual Board member, by sending correspondence or communication addressed to the particular member or members in care of Bank of Marin Bancorp, Attn: Corporate Secretary, 504 Redwood Blvd., Suite 100, Novato, CA 94947.

Form 10-K

THE COMPANY’S ANNUAL REPORT FOR 2023 ON FORM 10-K, WHICH IS REQUIRED TO BE FILED WITH THE SEC, IS AVAILABLE TO ANY SHAREHOLDER WITHOUT CHARGE. THE REPORT MAY BE OBTAINED BY WRITTEN REQUEST TO CORPORATE SECRETARY, BANK OF MARIN BANCORP, 504 REDWOOD BLVD., SUITE 100, NOVATO, CA 94947. It is also available in the Investor Relations section of the Company’s website at www.bankofmarin.com. The Company’s Annual Report serves as the Bank’s annual disclosure statement under Part 350 of FDIC rules.

By order of the Board of Directors

Krissy Meyer

Secretary

April 9, 2024

Bank of Marin Bancorp 2024 Proxy Statement	57

Bank of Marin Bancorp

VOTE

2024 Annual Meeting Proxy Card

+

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Nicolas C. Anderson	☐	☐	02 - Russell A. Colombo	☐	☐	03 - Charles D. Fite	☐	☐
04 - Cigdem F. Gencer	☐	☐	05 - James C. Hale	☐	☐	06 - Kevin R. Kennedy	☐	☐
07 - William H. McDevitt	☐	☐	08 - Timothy D. Myers	☐	☐	09 - Sanjiv S. Sanghvi	☐	☐
10 - Joel Sklar, MD	☐	☐	11 - Brian M. Sobel	☐	☐	12 - Secil Tabli Watson	☐	☐

	For	Against	Abstain
2. To approve, by non-binding vote, executive compensation	☐	☐	☐
3. Ratification of the selection of independent auditor	☐	☐	☐

1 U P X 6 0 0 9 8 3 +

03YY0A

For Against Abstain 3. Ratification of the selection of independent auditor 1UPX 01 - Nicolas C. Anderson 04 - Cigdem F. Gencer 07 - William H. McDevitt 02 - Russell A. Colombo 05 - James C. Hale 08 - Timothy D. Myers 03 - Charles D. Fite 06 - Kevin R. Kennedy 09 - Sanjiv S. Sanghvi For Withhold For Withhold For Withhold 10 - Joel Sklar, MD 11 - Brian M. Sobel 12 - Secil Tabli Watson Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03YYOA + + Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q 2024 Annual Meeting Proxy Card 2. To approve, by non-binding vote, executive compensation 1. Election of Directors: For Against Abstain A Proposals — The Board of Directors recommends a vote FOR all nominees, and FOR proposals 2 and 3. MMMMMMMMM 600983 MMMMMMMMMMMM

Proxy — Bank of Marin Bancorp q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q ANNUAL MEETING OF SHAREHOLDERS OF BANK OF MARIN BANCORP TO BE HELD ON TUESDAY, MAY 14, 2024 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints each of Kevin R. Kennedy, Russell A. Colombo, and Charles D. Fite as Proxies of the undersigned, with full power of substitution, and hereby authorizes any of them to represent and to vote, as designated below, all of the shares of the Common Stock of Bank of Marin Bancorp held of record by the undersigned on March 25, 2024, at the Annual Meeting of Shareholders of Bank of Marin Bancorp to be held on May 14, 2024 or at any adjournment thereof. This proxy will be voted as directed, or, if no direction is indicated, it will be voted “FOR” all of the nominees for directors, and “FOR” Proposals 2 and 3. In the event of cumulative voting, the proxy holders are authorized to allocate the votes among the nominees listed above in their discretion. The proxy holders are authorized to vote upon such other matters as may properly come before the meeting. The Board of Directors recommends a vote FOR all of the nominees in Proposal 1, and FOR Proposals 2 and 3. Notice to Participants in the Bank of Marin ESOP and 401(k) plans: If you participate in the Bank of Marin 401(k) Plan, please be advised that each Participant will be entitled to vote those shares allocated to his or her Account. This proxy, when properly executed, will be voted as specified therein. If this voting instruction card is not properly completed and signed, or if it is not timely received by the designated tabulator, shares allocated to a participant’s account will be voted in the same proportion as those shares for which instructions are received. In the event of cumulative voting, the Proxies are authorized to allocate the votes among the nominees listed above in their discretion. The Proxies are authorized to vote upon such other matters as may properly come before the meeting. If you participate in the Bank of Marin Employee Stock Ownership Plan, please be advised that each Participant will be entitled to vote those shares allocated to his or her Account. This proxy, when properly executed, will be voted as specified therein. For all allocated shares, if this voting instruction card is not properly completed and signed, or if it is not timely received by the designated tabulator, shares allocated to a participant’s account will be voted in the same proportion as those shares for which instructions are received. Unallocated shares will be voted by the trustee as directed by the Company to the extent permitted by ERISA. In the event of cumulative voting, the Proxies are authorized to allocate the votes among the nominees listed above in their discretion. The Proxies are authorized to vote upon such other matters as may properly come before the meeting. The deadline to provide voting instructions for shares held in the foregoing plans is Thursday, May 9, 2024 at 1:00 a.m. Pacific Time. (Items to be voted appear on reverse side) 2024 Annual Meeting of Shareholders of Bank of Marin Bancorp Tuesday, May 14, 2024 at 6:00 p.m. PT Buck Institute for Research on Aging 8001 Redwood Boulevard, Novato CA

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

C123456789

Bank of Marin Bancorp

VOTE

000004

ENDORSEMENT_LINE______________ SACKPACK_______________

Your vote matters – here's how to vote!

2024 Annual Meeting Proxy Card

1234 5678 9012 345

1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Nicolas C. Anderson	☐	☐	02 - Russell A. Colombo	☐	☐	03 - Charles D. Fite	☐	☐
04 - Cigdem F. Gencer	☐	☐	05 - James C. Hale	☐	☐	06 - Kevin R. Kennedy	☐	☐
07 - William H. McDevitt	☐	☐	08 - Timothy D. Myers	☐	☐	09 - Sanjiv S. Sanghvi	☐	☐
10 - Joel Sklar, MD	☐	☐	11 - Brian M. Sobel	☐	☐	12 - Secil Tabli Watson	☐	☐

Proposal	For	Against	Abstain
2. To approve, by non-binding vote, executive compensation	☐	☐	☐
3. Ratification of the selection of independent auditor	☐	☐	☐

C 1234567890 J N T

1 P C F 6 0 0 9 8 3

03YYNA

For Against Abstain 3. Ratification of the selection of independent auditor 01 - Nicolas C. Anderson 04 - Cigdem F. Gencer 07 - William H. McDevitt 02 - Russell A. Colombo 05 - James C. Hale 08 - Timothy D. Myers 03 - Charles D. Fite 06 - Kevin R. Kennedy 09 - Sanjiv S. Sanghvi For Withhold For Withhold For Withhold 1PCF 10 - Joel Sklar, MD 11 - Brian M. Sobel 12 - Secil Tabli Watson Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03YYNA + + A Proposals — The Board of Directors recommends a vote FOR all nominees, and FOR proposals 2 and 3. 2. To approve, by non-binding vote, executive compensation 1. Election of Directors: For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q 2024 Annual Meeting Proxy Card 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 MMMMMMMMM MMMMMMMMMMMMMMM 600983 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 MMMMMMMMMMMM MMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext If no electronic voting, delete QR code and control # Δ ≈ You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/BMRC or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/BMRC Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Your vote matters – here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/BMRC Proxy — Bank of Marin Bancorp q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q C Non-Voting Items + + Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. ANNUAL MEETING OF SHAREHOLDERS OF BANK OF MARIN BANCORP TO BE HELD ON TUESDAY, MAY 14, 2024 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints each of Kevin R. Kennedy, Russell A. Colombo, and Charles D. Fite as Proxies of the undersigned, with full power of substitution, and hereby authorizes any of them to represent and to vote, as designated below, all of the shares of the Common Stock of Bank of Marin Bancorp held of record by the undersigned on March 25, 2024, at the Annual Meeting of Shareholders of Bank of Marin Bancorp to be held on May 14, 2024 or at any adjournment thereof. This proxy will be voted as directed, or, if no direction is indicated, it will be voted “FOR” all of the nominees for directors, and “FOR” Proposals 2 and 3. In the event of cumulative voting, the proxy holders are authorized to allocate the votes among the nominees listed above in their discretion. The proxy holders are authorized to vote upon such other matters as may properly come before the meeting. The Board of Directors recommends a vote FOR all of the nominees in Proposal 1, and FOR Proposals 2 and 3. Notice to Participants in the Bank of Marin ESOP and 401(k) plans: If you participate in the Bank of Marin 401(k) Plan, please be advised that each Participant will be entitled to vote those shares allocated to his or her Account. This proxy, when properly executed, will be voted as specified therein. If this voting instruction card is not properly completed and signed, or if it is not timely received by the designated tabulator, shares allocated to a participant’s account will be voted in the same proportion as those shares for which instructions are received. In the event of cumulative voting, the Proxies are authorized to allocate the votes among the nominees listed above in their discretion. The Proxies are authorized to vote upon such other matters as may properly come before the meeting. If you participate in the Bank of Marin Employee Stock Ownership Plan, please be advised that each Participant will be entitled to vote those shares allocated to his or her Account. This proxy, when properly executed, will be voted as specified therein. For all allocated shares, if this voting instruction card is not properly completed and signed, or if it is not timely received by the designated tabulator, shares allocated to a participant’s account will be voted in the same proportion as those shares for which instructions are received. Unallocated shares will be voted by the trustee as directed by the Company to the extent permitted by ERISA. In the event of cumulative voting, the Proxies are authorized to allocate the votes among the nominees listed above in their discretion. The Proxies are authorized to vote upon such other matters as may properly come before the meeting. The deadline to provide voting instructions for shares held in the foregoing plans is Thursday, May 9, 2024 at 1:00 a.m. Pacific Time. (Items to be voted appear on reverse side) 2024 Annual Meeting of Shareholders of Bank of Marin Bancorp Tuesday, May 14, 2024 at 6:00 p.m. PT Buck Institute for Research on Aging 8001 Redwood Boulevard, Novato CA